Filed Pursuant to Rule 424(b)(5)
Registration No. 333-279271

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion. Dated June 3, 2024
Prospectus Supplement to Prospectus dated May 9, 2024.
5,750,000 Shares
Life360, Inc.
Common Stock

This is an initial public offering in the United States of shares of common stock of Life360, Inc. We are offering 3,286,231 shares of common stock and the selling securityholders identified in this prospectus supplement are offering an additional 2,463,769 shares of common stock. We will not receive any proceeds from the sale of shares by the selling securityholders.
Prior to this offering, there has been no public market for our common stock in the United States. Our common stock trades on the Australian Securities Exchange (the “ASX”) under the symbol “360” in the form of CHESS Depositary Interests (“CDIs”). CDIs are units of beneficial ownership in shares of our common stock that are held in trust for CDI holders by CHESS Depositary Nominees Pty Limited (“CDN”), a subsidiary of ASX Limited, the company that operates the ASX. The CDIs entitle holders to dividends, if any, and other rights equivalent to shares of our common stock on a 3 CDIs-for-1 share of common stock basis. The last reported sale price of our CDIs on the ASX on May 31, 2024 (Australian Eastern Standard Time) was A$15.30 per CDI (equivalent to $30.43 per share of common stock, using an exchange rate of $0.6629 to convert Australian dollars to U.S. dollars as of May 24, 2024, as published by the Federal Reserve). The initial public offering price for our common stock will be determined through negotiations between us and the underwriters for this offering and will be based on the trading price of our ordinary shares on the ASX prior to the pricing of this offering, as well as prevailing market conditions and other factors described in the “Underwriting” section beginning on page S-48 of this prospectus supplement. In addition to the CDIs trading on the ASX, we have been approved to list our common stock on the Nasdaq Global Select Market under the symbol “LIF”.
See the section titled “Risk Factors” beginning on page S-23 of this prospectus supplement and page 25 of our prospectus and under similar headings in any filing with the Securities and Exchange Commission that is incorporated by reference herein to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us(1)	$	$
Proceeds, before expenses, to the selling securityholders(1)	$	$
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(1)We have agreed to pay the selling securityholders for certain of their expenses in connection with this offering, including all underwriting discounts and commissions applicable to the sale of shares of common stock by the selling securityholders. See the section titled “Underwriting” for additional information regarding compensation payable to the underwriters.
The selling securityholders have granted the underwriters an option to purchase up to an additional 862,500 shares of our common stock, exercisable within a 30-day period, at the initial public offering price, less underwriting discounts and commissions.

The underwriters expect to deliver the shares against payment in New York, New York on      , 2024.

Goldman Sachs & Co. LLC	Evercore ISI	UBS Investment Bank

Stifel

Canaccord Genuity	Citizens JMP	Loop Capital Markets

Prospectus Supplement dated     , 2024.

Prospectus Supplement
Prospectus

Neither we, the selling securityholders, nor any of the underwriters have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement or in any free writing prospectuses we have prepared. Neither we, the selling securityholders, nor any of the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We, the selling securityholders, and the underwriters are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. Our business, financial condition, results of operations, and future growth prospects may have changed since the date of this prospectus supplement.

For investors outside the United States: Neither we, the selling securityholders, nor any of the underwriters have done anything that would permit the use of or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus supplement outside of the United States.

GLOSSARY
In this prospectus supplement, unless the context suggests otherwise, the terms:
•“we,” “us,” “Life360” and “Company” refer to Life360, Inc., a Delaware corporation, and its subsidiaries;
•“$” or “USD” refers to U.S. Dollar;
•“A$” or “AUD” refers to Australian Dollar;
•“active user” refers to a member who opens the Life360 app after completing their registration;
•“ANZ” refers, collectively, to Australia and New Zealand;
•“ARPPC” refers to Average Revenue per Paying Circle. See “Summary Selected Condensed Consolidated Financial and Other Data” for more information on our key performance indicators, including how we define these metrics;
•ARPPS” refers to Average Revenue per Paying Subscription. See “Summary Selected Condensed Consolidated Financial and Other Data” for more information on our key performance indicators, including how we define these metrics;
•“ASX” refers to ASX Limited (ABN: 98 008 624 691) or the financial market known as the Australian Securities Exchange operated by it (as appropriate);
•“Board” refers to the board of directors of Life360, Inc.;
•“Bylaws” refers to the amended and restated bylaws of Life360, Inc., as currently in effect;
•“CAGR” refers to compound annual growth rate;
•“CDIs” refers to CHESS Depositary Interests;
•“CDN” refers to CHESS Depositary Nominees Pty Limited;
•“Certificate of Incorporation” refers to the amended and restated certificate of incorporation of Life360, Inc., as amended;
•“CHESS” refers to the Clearing House Electronic Subregister System;
•“Circles” refers to private groups created by members on the Life360 Platform, which allow members to stay connected to other members in the Circle with Circle-specific features such as location sharing, messaging and check-ins;
•“Code” refers to the U.S. Internal Revenue Code of 1986, as amended;
•“DAUs” refers to daily active users;
•“DGCL” refers to the Delaware General Corporation Law;
•“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
•“FATCA” refers to Sections 1471 through 1474 of the Code;
•“GAAP” refers to generally accepted accounting principles in the United States;
•“IRS” refers to the Internal Revenue Service;
•“Jabil” refers to Jabil Inc., a Delaware corporation;

•“Jiobit” refers to Jio, Inc., a Delaware corporation and a wholly-owned subsidiary of Life360, Inc.;
•“Life360 Platform” refers to the suite of Life360 offerings of products and services including the Life360 mobile application and related third-party services but excluding Tile and Jiobit offerings;
•“Life360 Service” refers to the suite of Life360 offerings of products and services including the Life360, Tile and Jiobit mobile applications and related third-party services;
•“MAUs” refers to monthly active users of the Life360 Platform;
•“members” refers to the users of the applicable Life360 Service;
•“Paying Circles” refers to the Circles covered by a subscription. See “Summary Selected Condensed Consolidated Financial and Other Data” for more information on our key performance indicators, including how we define these metrics;
•“RSU” refers to a restricted stock unit;
•“SEC” refers to the U.S. Securities and Exchange Commission;
•“Securities Act” refers to the Securities Act of 1933, as amended;
•“stockholders” refers to the holders of beneficial interest of shares of our common stock, including the shares of our common stock underlying our CDIs;
•“subscriber” refers to a person who has purchased a subscription to any Life360 Service;
•“subscription” refers to a paid subscription to any Life360 Service;
•“TAM” refers to global total addressable market;
•“Tile” refers to Tile, Inc., a Delaware corporation and wholly-owned subsidiary of Life360, Inc.; and
•“U.S.” and “United States” refers to the United States of America.

ABOUT THIS PROSPECTUS SUPPLEMENT
On May 9, 2024, we filed with the SEC a registration statement on Form S-3 (File No. 333-279271) utilizing a shelf registration process relating to certain securities, including the securities described in this prospectus supplement, which registration statement became effective automatically upon filing. This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not be applicable to this offering of our common stock. Generally, when we refer to this prospectus supplement, we are referring to both parts combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we authorize for use in connection with this offering. Neither we, the selling securityholders nor the underwriters have authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling securityholders are offering to sell, and seeking offers to buy, the securities offered hereby only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities offered hereby in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities offered hereby and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain summaries of certain provisions contained in some of the documents described herein and therein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.
S-i

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus that we authorize for use in connection with this offering, including the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” before making an investment decision. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement is a part.
Overview
Life360 is a leading technology platform connecting millions of people throughout the world to the people, pets and things they care about most. We have created a new category at the intersection of family, technology, and safety to help keep families connected and safe. Our core offering, the Life360 mobile application, includes features like communications, driving safety, digital safety, and location sharing. Beyond the everyday, Life360 also provides much-needed protection and saves lives, which is crucial for families in emergency situations such as natural disasters, vehicle collisions, physical property theft, and digital identity theft. The Life360 mobile application operates under a “freemium” model where its core offering is available to members at no charge, with three membership subscription options that are available but not required.
We acquired Jiobit and Tile in September 2021 and January 2022, respectively, to create a comprehensive platform-agnostic location tracking solution for people, pets and things. Jiobit is a leading wearable location device for young children, pets and seniors and Tile is a leading product suite of location trackers for finding objects.
Our suite of product and service offerings, including the Life360 and Tile mobile applications, and related third-party services, is system and platform-agnostic, allowing our products and services to work seamlessly for our members, regardless of the devices they use. As of March 31, 2024, we had approximately 66.4 million MAUs and 1.9 million global Paying Circles on the Life360 Platform, representing a year-over-year increase of 31%, and 21%, respectively.
Our revenue is primarily generated from the sale of subscriptions and hardware tracking devices used to access our services across our two major brands, Life360 and Tile. In addition, a portion of our revenue is generated indirectly from the sale of aggregated data (non-personally identifiable information) for the purposes of data insights from our member base to our partners and from the sale of third-party products and services, including through the placement of ads within our platform.
For the years ended December 31, 2023, 2022, and 2021, we generated:
•Total revenue of $304.5 million, $228.3 million, and $112.6 million, respectively;
◦Subscription revenue of $220.8 million, $153.3 million, and $86.6 million, respectively;
◦Hardware revenue of $58.2 million, $47.9 million, and $1.0 million, respectively;
◦Other revenue of $25.5 million, $27.1 million, and $25.1 million, respectively;
•Net loss of $28.2 million, $91.6 million, and $33.6 million, respectively; and
•Adjusted EBITDA of $20.6 million, $(40.1) million, and $(13.1) million, respectively.1
1 See “Summary Selected Condensed Consolidated Financial and Other Data—Non-GAAP Financial Information” for a reconciliation to net loss.

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Note: As of March 31, 2024 unless otherwise stated. 1. Available in 133 countries through Google Play Store. 2. Based on approximately 38.8 million U.S. MAUs compared to the total U.S. population adjusted for smartphone penetration. 3. By Daily Active Users on the Apple App Store in the U.S. as of March 2024. 4. In full-year 2023.
Life360 Platform
We currently offer four key product features that make up the Life360 Platform: (i) location coordination and safety, (ii) driving safety, (iii) digital safety, and (iv) emergency assistance. Each of these features keeps members connected to the important people in their lives by organizing them into groups called “Circles”. A member selects who to invite to their Circle and what information a Circle, or any individual member within that Circle, receives. Location coordination and safety features include real-time location, location history, and smart notifications such as location-specific alerts, driving alerts, and crime reports. Driving safety features include crash detection, roadside assistance, family driving summaries, and individual driver reports. Digital safety features include data breach alerts, identity theft protection, stolen funds reimbursement, and credit monitoring. Emergency assistance features include SOS with emergency dispatch, disaster response, medical assistance, and travel support.
Hardware Products
Our hardware products under the Tile brand seamlessly integrate with the Life360 Platform. The Tile bluetooth network leverages the installed base of Life360 members to scan for locations of devices, generating even higher confidence that we can locate lost devices of Tile customers. Tile devices are sold through online and brick and mortar retail channels as well as directly via Tile.com in various shapes, sizes, and price points for different use cases. The Tile mobile application offers a free service as well as two paid subscription options: Premium and Premium Protect, which offer additional services such as warranties and item reimbursement.
The Jiobit product line, which we intend to rebrand to align with the Tile brand, offers wearable location devices for young children, pets, and seniors. Currently, it is offered exclusively in the U.S. via online retailers. Customers purchase a GPS enabled device and a monthly subscription to access location tracking services.
Our Technology Platform
To help families stay connected and safe, we have developed a scalable mobile-first technology platform that protects our members’ data and ensures operational integrity, security, and performance. Highlights of our technology platform include a robust location engine design, scalable and modern technology infrastructure, and seamless third-party integration.

We have designed an end-to-end technology location solution that allows us to deliver real-time location-based experiences and includes functionality such as storage, processing and communication of events, locations, drives, maps, places, networking, and visualization of device characteristics for people, pets and things. The Tile finding network has been integrated into the Life360 Platform. This integration allows members and Paying Circles to keep track of their things and connect with each other through the Life360 Platform. We have signed a non-binding letter of intent (“LOI”) with Hubble, a global satellite network designed for any bluetooth-enabled device to connect to, regarding a potential partnership that, upon the expansion of Hubble’s satellite constellation, we expect to expand our location tracking capabilities. Life360 and Hubble aim to build a global finder network, enabling partners to develop bluetooth finding devices capable of continuous global location sharing, independent of cellular connectivity. If integrated, this initiative would connect Life360’s extensive network of smartphones with Hubble’s satellite connectivity to form a unique network that locates devices from both space, using the Hubble constellation, and on the ground, via Life360’s widely used app.
We utilize third-party services for our backend platform and infrastructure to connect to our apps and the hardware devices running them. Using these services grants us access to a highly distributed, scalable, reliable, and secure architecture for global delivery of our mission critical services with potential to extend features and functionality—from dispatching tow trucks for roadside assistance to connecting calls for 24/7 SOS help.
Our Market Opportunity
We are a market leader in family safety, connecting millions of people globally through software and hardware to the people, pets and things they care most about. We offer a range of services including location sharing, safe driver reports, and crash detection with emergency dispatch. The widespread proliferation and continued growth of connected devices has led to a normalization of location sharing for a wide range of consumer applications such as item tracking, communication, social coordination or travel. From December 2018 through March 2024, the global location sharing app market alone has grown at a 22% CAGR, according to Data.ai. With our location-based technology as an anchor and our holistic approach to create the most trusted family connectivity and safety brand, we believe we can directly address multiple large, global market opportunities across our core and emerging offerings:
•Subscription Services. The Life360 Platform is currently available in 171 countries through the Apple App Store and 133 countries through the Google Play Store through both tiered and single subscription offerings. We believe that the opportunity for our core subscription offerings alone translates into a TAM of $75 billion. Our core subscription offering consists of a bundle of services that competes with a variety of single point solutions, including:
◦Location Sharing. Our location sharing and associated safety features are a core pillar of our service, providing peace of mind for members by knowing location activity, receiving notifications and coordinating through messaging.
◦Driving Safety. Our crash detection features can sense collisions, and we deploy emergency response and have the ability to aid with roadside issues such as towing services or minor repairs like jumpstarting a car battery.
◦Stolen Phone Protection. Our stolen phone protection provides coverage for members in the U.S., Canada, ANZ, and the United Kingdom in the event their phone is stolen.
◦Emergency Assistance. Through emergency assistance, our Platinum members have access to medical professionals who can offer referrals and provide reliable and trusted information. Further, members can get expert advice and help in unpredictable situations such as natural disasters or travel support both before and during travels.
◦Digital Safety. Increased data breaches, credit card, bank and identity fraud has driven a need for digital safety services among consumers. We leverage our aggregated data to offer proactive protection, notify about potential threats, and assist our members in remediation.

•Item Tracking. Tile is a leading brand in the rapidly growing smart tracker industry helping address the everyday pain point of losing or misplacing the things that matter most to our members. The market for bluetooth tracking and finding devices was estimated to be $2.1 billion in 2023, expected to grow at an estimated CAGR of 30% to $16.7 billion from 2023 to 2031, according to Intellectual Market Insights Report.
•Pet Tracking. The American Pet Product Association estimates that there are over 110 million cats and dogs in households in the U.S. The global pet wearable market is expected to grow at a 14% CAGR from $2.7 billion in 2023 to $6.9 billion by 2030. Within our member base, 65% of surveyed U.S. members owning a pet would be interested in a pet tracker as part of their Life360 subscription, demonstrating the strong market fit for our offering and our goal to capture this opportunity.
•Advertising. The global mobile advertising market is estimated to be $402 billion in 2024 by Data.ai. We believe our leading consumer-centric platform, our highly-engaged member base and our valuable first-party data position us to capture a portion of this market while still prioritizing the quality of our members’ experiences and privacy. We believe advertising in the U.S. alone could be a $3.1 billion addressable opportunity for us.
As part of our growth roadmap, we expect to leverage our core experience to drive growth in adjacent markets, expand our addressable market, and integrate Life360 into all life stages. We believe our TAM includes adjacent opportunities such as auto insurance, a $382 billion market in the U.S. in 2023 alone, according to Mordor Intelligence, as well as elderly monitoring and family financial services.
While we are already a leader in family safety and location sharing globally, we believe we are significantly underpenetrated across our core markets. For example, in the UK, ANZ, Canada, and Europe, penetration has increased over three times, measured as MAUs divided by population adjusted for smartphone penetration, according to the Pew Research Center, between December 2018 and March 2024. We believe there is potential for these markets to eventually reach parity with the U.S., where current penetration is 1 in 8 smartphone owners. Specifically, as of March 31, 2024, in the UK, ANZ, and Canada, our penetration is 7%, 9%, and 3%, respectively, reflecting 4.2 million, 2.2 million, and 0.9 million MAUs as of March 31, 2024, compared to 13% penetration in the U.S., reflecting approximately 38.8 million MAUs.
While U.S. penetration grew from 6% as of March 31, 2020, to 13% as of March 31, 2024, we believe there is still a significant remaining runway for growth in the U.S. Over the last four years, U.S. penetration increased across all states, and states with penetration above the U.S. average of 6% in 2020 experienced over 115% penetration growth on average from March 31, 2020, to March 31, 2024, underlining that there is still meaningful runway in the U.S.
Our Competitive Strengths
•Leading Platform in Family Safety Across All Life Stages: We are a market leader in family safety and location sharing directly addressing large, global market opportunities across our offerings. Approximately 66.4 million MAUs on the Life360 Platform worldwide enjoy the peace of mind that comes with the Life360 location sharing and safety features. We believe that our variety of services, including location safety, driving safety, digital safety, and emergency assistance, provide members with a superior experience. Beyond the Life360 app, we also help our members track their pets and the things they care most about, ensuring that families know all the most important aspects of their life are connected and safe. Given the breadth of our platform and services, we have attracted a wide range of members that span all life stages. To understand the segmentation of our member base, we analyze the composition of both our Circles, which includes free and paying members, and Paying Circles so that we can better understand the monetization patterns of different segments. Families with teens, which we define as Circles with at least one member being a parent and one or more teens, between the ages of 13 to 19, are our key audience making up 39% of Circles and 56% of Paying Circles, as of March 31, 2024. Couples, which we define as Circles of two members with a spouse or partner, represent 18% of Circles and 11% of Paying Circles as of March 31, 2024. We believe we have an opportunity to drive member engagement and organic growth in new MAUs across all life stages and expand monetization beyond our core audience.
•Strong Brand Awareness and Freemium Model Driving Powerful Network Effects: We have built a trusted brand synonymous with family safety and location sharing, driving strong word-of-mouth virality and organic member growth. We estimate our brand awareness among parents in the U.S. to be 53% in October 2023, with a Net Promoter Score of greater than 50 for adults aged between 31-60 in the U.S. as of April 2024. This is supported by Life360’s position as a top five social networking mobile app by DAUs, with a 4.7 rating on the Apple App Store in the U.S., as of March 2024. Because app store rankings significantly impact a consumer’s decision to download an app, we believe our high app store ranking drives strong organic member acquisition for Life360. We also believe our freemium business model drives significant member scale, allowing us to keep paid marketing spend efficient. Any smartphone user can download and use select Life360 features without payment, and we have a proven ability to convert free members to subscribers over time. On average, for all members that registered from 2017 through March 2024, with respect to free members that converted to subscribers during the first three years, approximately 35% converted in the first 1 month, approximately 28% converted in the next 11 months, and approximately 37% converted in the next 24 months. This demonstrates our consistency in driving subscriber conversion over multiple years well after their initial acquisition. We leverage our deep data insights to upsell free members at select, intentional moments to convert them to subscribers, where they can access new features that increase their willingness to pay and drive higher ARPPC over time. Our strong brand and freemium business model have helped drive efficient member growth of 26% for the year ended December 31, 2023 (including 40% growth outside the U.S.), while sales and marketing expense as a percentage of revenue fell from 40% to 33% year-over-year. Between 2019 and 2023, our Life360 user acquisition cost, defined as the annual user acquisition spend divided by total new member registrations, was less than $1 per new member, driven by our strong word-of-mouth and disciplined approach to marketing spend.
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(1)We previously calculated Paying Circles by including subscribers who had been billed as well as whose billing status was pending as of the end of the period. As of March 31, 2023, we revised our definition of Paying Circles to exclude subscribers whose billing status was pending as of the end of the period. Although the difference between the two methodologies does not result in any material changes, we have changed the definition of the metric because we believe it provides a better reflection of our results during a given period. As a result, Paying Circles presented prior to 2023 in the table above have been recast to reflect the calculations under the revised metric definition.
•Highly Engaged Member Base: We believe our member experience is what has enabled the Life360 Platform to become a leading player in family safety and location sharing. On average, our U.S. MAUs engaged with the Life360 Platform over 5 times per day in March 2024, with approximately 43% of U.S. MAUs using the Life360 Platform daily, and that number increases to approximately 64% of U.S. MAUs when including push notifications. We are focused on continually improving our member engagement, and have been able to do so in both the U.S. and internationally by enhancing the member experience, introducing new services, localizing content for international markets, and implementing infrastructure improvements. Because of this, we increased the percentage of U.S. MAUs opening the Life360 Platform daily by 7 percentage points from 36% in January 2020 to 43% in March 2024. Improvements in our member engagement for international MAUs outpaced that of the U.S., increasing by 11 percentage points from 24% to 35% over the same time period. Our member base is highly entrenched in our platform—as more members join the Life360 Platform, our members are able to gain deeper insights into the activities of their Circles that are not replicable on any other social network. The charts below highlight the increasing size and retention of our MAUs and the conversion to and retention of our Paying Circles that have joined in each period presented. The MAU chart illustrates that our number of MAUs by member registration year has grown significantly over time (with the exception of COVID-related impacts in 2020, which significantly depressed new member registrations during 2020 and we believe is not indicative of our growth), driven by higher registrations and improving member retention, particularly internationally. The Paying Circles chart highlights the growth in our subscriber base as a result of the growth in MAUs and increases in conversion. The long-term conversion pattern of our free members to Paying Circles (as described in “Strong Brand Awareness and Freemium Model Driving Powerful Network Effects”) has

historically supported our net subscriber retention for the Paying Circles by member registration year by helping to offset, at least partially, subscribers that leave the platform over time.
•Unique Value Proposition Enabling Expansion of Average Revenue per Paying Circle: We have leveraged our value proposition to members and tiered membership strategy to significantly increase our ARPPC with 16% year-over-year growth for U.S. Paying Circles as of the three months ending March 31, 2024, and 39% year-over-year growth for international Paying Circles in the same period. We have a strong track record of expanding ARPPC over time across both new and existing Paying Circles through a combination of higher pricing from the launch of triple tier memberships and price increases to new and existing Paying Circles. We expect this growth to continue as we benefit from recent triple tier membership launches in Canada, the UK and ANZ, and as members of our Paying Circles upgrade to higher priced tiers with additional features, including upsell opportunities with our hardware offering. We believe our subscriber retention dynamics combined with our ability to expand ARPPC provides visibility into our revenue. Net subscriber retention has historically been consistent across member registration years, driving net subscription revenue retention rate that is approximately 100% based on the average monthly subscription revenue for the six months ended December 31, 2023 compared to the prior six-month period. Our ability to continue to demonstrate trends like these is dependent on maintaining and expanding the value proposition of our platform, which supports member and subscriber retention and our ability to increase prices.
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(1)We previously calculated Paying Circles by including subscribers who had been billed as well as whose billing status was pending as of the end of the period. As of March 31, 2023, we revised our definition of Paying Circles to exclude subscribers whose billing status was pending as of the end of the period. Although the difference between the two methodologies does not result in any material changes, we have changed the definition of the metric because we believe it provides a better reflection of our results during a given period. As a result, ARPPC presented prior to 2023 in the table above have been recast to reflect the calculations under the revised metric definition.
•Leveraging our First-Party Data Advantage to Monetize Through Advertising: We introduced advertising to our platform in the first quarter of 2024, with the goal of providing our advertising partners access to Life360’s global free member base. We believe we are well positioned to monetize our advertising offering, given our deterministic-based targeting due to our extensive first-party location data, our globally recognized brand, and our ability to provide brands a contextually relevant and safe place to engage with families. Our focus is to implement advertising while ensuring that we protect our core experience and our member’s data privacy, and we are encouraged by the success of early testing, which demonstrates a neutral impact on member engagement and customer satisfaction score. We believe advertising presents a strong opportunity to build on the overall member experience and capitalize on our data advantage.
•Comprehensive Product Suite with Breadth and Depth of Functionality: Since 2016, we have invested over $375 million in research and development, with 35 patents issued or pending underlying the key offerings of our platform (including patents covering battery power conservation; location fixing and tracking; behavioral pattern assessment in the use of a mobile device; member safety; notification management; usage monitoring and access control of applications; generation of notifications in a workout group; generation and sending of prepopulated messages to a selected group of mobile devices). Our technology spans a wide range of services, from emergency assistance to identity theft protection to stolen phone reimbursement, applicable for every member of the family from child to grandparent. We are continually expanding our platform for our members. Our acquisitions of Tile and Jiobit have driven further growth, conversion, and retention by improving the overall member experience and providing access to a unified experience that brings together software and hardware.

•System- and Device-Agnostic, with OS Neutrality and Interoperability: The Life360 suite of offerings is system- and device-agnostic, offering a cross-platform competitive advantage, especially in Android-heavy locales. Our products and services work seamlessly for families, regardless of the different platforms and devices that each family member may elect to use. This is reflected in the composition of Paying Circles between platforms, with 45% of our total Paying Circles as of March 31, 2024 being cross-platform. This rises to nearly 50% for Paying Circles with more than three members. We believe we will continue to benefit from the increasing proliferation of connected devices across platforms given our platform agnostic approach.
•Founder-Led, Seasoned Management Team: Our leadership team is composed of highly experienced executives, with a proven track record of scaling consumer technology and subscription businesses, led by our co-founder and Chief Executive Officer, Chris Hulls. We are aligned and focused on our opportunity to build the most trusted brand in technology for family safety.
•Scalable Business Model Driven by Recurring Revenue: We believe that we have a highly scalable business model that maximizes our revenues and minimizes our costs. The recurring nature of our subscription business coupled with strong member retention provides near-term revenue visibility, while our free member base serves as a highly efficient subscriber acquisition funnel. Our strategy has enabled us to drive continued revenue growth, achieving 33% year-over-year total revenue growth for the year ended December 31, 2023 underpinned by 44% year-over-year growth in subscription revenue (representing 73% of total revenue) in the same period. We believe we have invested in the necessary infrastructure to support our future growth and are beginning to see the benefits of operating leverage as we scale. For the year ended December 31, 2023, operating expenses grew by only 4% year-over-year compared to our larger revenue growth. This has contributed to a significantly reduced net loss of $28.2 million for the year ended December 31, 2023, compared to a net loss of $91.6 million for the year ended December 31, 2022, and a material improvement in Adjusted EBITDA, scaling from a $40.1 million loss for the year ended December 31, 2022 to $20.6 million for the year ended December 31, 2023.
Our Growth Strategies
•Grow Members in New and Existing Markets: We have both a strong foothold in the U.S. and a large and growing international member base. The Life360 app is currently available for download in 171 countries through the Apple App Store and 133 countries through the Google Play Store. Our members are our best acquisition engine, and we believe that word-of-mouth referrals will continue to drive strong new member growth. We plan to drive further market penetration through increased investments in international marketing and brand awareness, member acquisition initiatives, and the provision of new features into these regions. We successfully implemented our tiered offering in Canada in December 2021, followed by the UK in October 2023, and ANZ in April 2024. As of December 31, 2023, international members represented approximately 40% of our total MAUs, but accounted for approximately 12% of total revenue—further highlighting the large-scale opportunity to grow paying subscriptions and advertising in new and existing global markets. Furthermore, we have demonstrated our ability to quickly accelerate ARPPC and revenue growth following the launch of triple tier pricing in new markets, replacing the legacy two tiered subscriber offering. Relative to its pre-launch revenue and ARPPC, Canada demonstrated ARPPC growth of 31%, 49%, and 51% after 6, 12, and 18 months post-launch, respectively. The triple tier membership launch and price increase to existing legacy subscribers in the UK saw 53% ARPPC growth in the first 6 months relative to the pre-launch baseline.
•Improve Conversion from Free Members to Paid Subscriptions: We have built a scaled, global member base of approximately 66.4 million MAUs and believe we are still early in our opportunity to monetize our member base. We believe our value proposition will drive conversion from free to paid as we incorporate additional features that resonate across all life stages. As of March 31, 2024, MAUs in U.S. Paying Circles represented approximately 12% of our approximately 38.8 million U.S. MAUs, providing a strong runway for additional paid conversion. Similarly, MAUs in International Paying Circles represented approximately 5% of our approximately 27.5 million International MAUs. Life360 has a strong track record of Paying

Circle growth with 1.9 million global Paying Circles as of March 31, 2024, an increase of 21% year-over-year (including 39% year-over-year growth for International Paying Circles).
•Pursue Disciplined Expansion in New Use Cases and New Verticals: Product innovation lies at the heart of our platform, and as we continue to leverage our core technologies to offer additional services, expand into more life stages of families and enter new verticals, we believe we will strengthen our value proposition to consumers. We leverage the insights we generate from our platform to further enhance our offering. While we primarily monetize members via subscriptions today, we launched advertisements in the first quarter of 2024 and hope to expand into new revenue streams (such as auto insurance, family financial services and elderly monitoring) by leveraging the trust we have with our members and the valuable data our platform generates.
•Increase Monetization of Free Members via Advertising: We believe advertising is a significant opportunity to monetize our member base further, and we have developed a robust strategy to lean into this opportunity. Life360’s initial rollout is focused on pursuing programmatic relationships and paid partnerships while starting to leverage Life360’s unique, first-party data. Over time, we plan to expand our direct sales efforts to grow our advertiser base and pursue off-site advertising opportunities to help specific brands connect with our members organically and safely. Our priority is to implement advertising while ensuring that we enhance and protect our core experience, and we believe that we can achieve that while growing our advertising business significantly.
•Assess Strategic Partnerships and Acquisition Opportunities: With our acquisitions of Tile and Jiobit and our potential partnership and investment in Hubble (which is still in initial stages and is subject to negotiation and execution of definitive documentation), we plan to leverage our platform to continue expanding into new verticals for pets, elderly monitoring, and the things that matter most to families. These acquisitions have been successful in accelerating our platform vision, driving growth, and delivering value. We may selectively pursue partnerships or acquisitions to accelerate our platform opportunity in the future, focusing on areas of differentiation that shore up our scale and competitive advantage.
Use of Proceeds
Except as described in this prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital, capital expenditures and other general corporate purposes. We will not receive any of the proceeds from the sale of our securities by selling securityholders. See “Use of Proceeds” in this prospectus supplement.
Exchange Listing
Our common stock is listed on the ASX under the symbol “360” in the form of CDIs. In addition, we have been approved to list our common stock on the Nasdaq Global Select Market under the symbol “LIF”. Upon listing our common stock on the Nasdaq Global Select Market, we intend to apply to ASX to convert our listing on ASX to an ASX Foreign Exempt Listing.
Channels for Disclosure of Information
We intend to announce material information to the public through filings with the SEC, the ASX, the investor relations page on our website (www.life360.com), press releases, public conference calls, and public webcasts.
The information disclosed through the foregoing channels could be deemed to be material information. As such, we encourage investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels. Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website.

Corporate Information
We were incorporated in Delaware in 2007 under the name of LReady, Inc. and subsequently changed our name to Life360, Inc. Our principal executive offices are located at 1900 South Norfolk Street, Suite 310, San Mateo, California 94403. Our telephone number is (415) 484-5244. Our website address is www.life360.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement. We have included our website address as an inactive textual reference only.
The Life360 logo, and other trademarks, trade names or service marks of Life360, Inc. appearing in this prospectus supplement are the property of Life360, Inc. All other trademarks, trade names and service marks appearing in this prospectus supplement are the property of their respective owners.

The Offering

Common stock offered by us	3,286,231 shares

Common stock offered by the selling securityholders	2,463,769 shares

Option to purchase additional shares of our common stock offered by the selling securityholders	862,500 shares

Common stock to be outstanding after this offering	73,006,638 shares (including shares underlying all issued and outstanding CDIs).

Use of proceeds
We estimate that we will receive net proceeds from this offering of approximately $84.4 million (or approximately $82.6 million if the underwriters exercise their option to purchase additional shares of our common stock from the selling securityholders), assuming an initial public offering price of $30.43 per share of our common stock, and after deducting the estimated underwriting discount and estimated offering expenses payable by us, including the payment of the underwriting discounts and commissions applicable to the sale of shares of common stock by the selling securityholders. We will not receive any proceeds from the sale of shares of our common stock in this offering by the selling securityholders identified in this prospectus supplement, but we have agreed to pay the selling securityholders for certain of their expenses in connection with this offering, including all underwriting discounts and commissions applicable to the sale of shares of common stock by the selling securityholders.

The principal purposes of this offering are to increase our capitalization and financial flexibility and create a public market for our common stock in the United States. We currently intend to use the net proceeds we receive from this offering for general corporate purposes, including working capital, operating expenses, and capital expenditures. We may also use a portion of the net proceeds for acquisitions or strategic investments in complementary businesses, products, services, or technologies. However, we do not currently have any agreements or commitments to enter into any such acquisitions or investments. We cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. We will have broad discretion over how to use the net proceeds to us from this offering. We intend to invest the net proceeds to us from the offering that are not used as described above in investment-grade, interest-bearing instruments. See the section titled “Use of Proceeds” for additional information.

Risk factors	See the section titled “Risk Factors” and the other information included elsewhere in this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Proposed Nasdaq Global Select Market trading symbol	“LIF”
The number of shares of our common stock that will be outstanding after this offering is based on 69,720,407 shares (including shares underlying all issued and outstanding CDIs) of our common stock outstanding as of March 31, 2024 and excludes:
•6,186,944 shares of our common stock issuable upon the exercise of options to purchase shares of our common stock outstanding as of March 31, 2024, with a weighted-average exercise price of $6.26 per share (including 89,502 shares of our common stock that were issued upon the exercise of options to purchase shares of our common stock between March 31, 2024 and May 21, 2024 and excluding options that are assumed to be exercised prior to the closing of this offering discussed in detail below);

•5,408,458 shares of our common stock issuable upon settlement of RSUs outstanding as of March 31, 2024;
•933,356 shares of our common stock issuable upon settlement of RSUs that were granted after March 31, 2024;
•7,761 shares of our common stock issuable upon the exercise of warrants outstanding as of March 31, 2024, with an exercise price of $6.44 per share (which expire on September 4, 2025) (excluding warrants that are assumed to be exercised prior to the closing of this offering discussed in detail below);
•88,212 shares of our common stock issuable upon the exercise of warrants outstanding as of March 31, 2024, with an exercise price of $11.96 per share (which expire on July 1, 2026) (excluding warrants that are assumed to be exercised prior to the closing of this offering discussed in detail below);
•325,981 shares of our common stock issuable upon the conversion of outstanding convertible notes as of March 31, 2024 (including 157,685 shares of our common stock that were issued upon the conversion of the September 2021 Convertible Notes (as defined below) in April 2024 and excluding notes that are assumed to be converted prior to the closing of this offering discussed in detail below); and
•13,816,316 shares of our common stock reserved for future issuance under our 2011 Equity Incentive Plan as of March 31, 2024.
In addition, except as otherwise indicated, all information in this prospectus supplement assumes:
•no exercise or settlement, as applicable, of the outstanding stock options, RSUs or warrants described in this prospectus supplement;
•no exercise of the underwriters’ option to purchase additional shares of our common stock from the selling securityholders in this offering;
•the cash exercise of warrants to purchase shares of our common stock outstanding as of March 31, 2024, which will result in the issuance of 88,212 shares of common stock in connection with this offering;
•the cash exercise of options to purchase shares of our common stock outstanding as of March 31, 2024, which will result in the issuance of 7,941 shares of common stock in connection with this offering; and
•the issuance of 184,192 shares of our common stock issuable upon the conversion of outstanding convertible notes as of March 31, 2024.

SUMMARY SELECTED CONDENSED CONSOLIDATED FINANCIAL AND OTHER DATA
The following tables summarize our selected condensed consolidated financial and other data. We derived the summary selected unaudited condensed consolidated statements of operations data for the three months ended March 31, 2024 and 2023 and the summary selected unaudited condensed consolidated balance sheet data as of March 31, 2024 from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q filed with the SEC on May 9, 2024 (“Quarterly Report”). We derived the summary selected consolidated statements of operations data for the fiscal years ended December 31, 2023 and 2022 and the summary selected consolidated balance sheet data as of December 31, 2023 from our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 29, 2024 (“Annual Report”). When you read this summary of consolidated financial and other data, it is important that you read it together with the historical consolidated financial statements and the related notes included in our Annual Report and Quarterly Report, as well as the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of our Annual Report and Quarterly Report. Our historical results are not necessarily indicative of the results to be expected for any future period, and our interim results are not necessarily indicative of results to be expected for the full year or any other period.
Select Financial and Other Results

	As of and for the Three Months Ended
(dollars, in thousands)	March 31, 2024	December 31, 2023	March 31, 2023	% QoQ	% YoY
Revenue	$78,227	$86,963	$68,143	(10)%	15%
Cost of Revenue	18,214	26,824	18,313	(32)%	(1)%
Gross Profit	60,013	60,139	49,830	—%	20%
Operating Expenses	66,392	64,481	64,722	3%	3%
Net Loss	(9,777)	(3,146)	(14,071)	211%	(31)%
Adjusted EBITDA(1)	4,282	8,887	506	(52)%	746%
Operating cash flow	10,688	8,958	(9,199)	19%	(216)%
Cash, cash equivalents and restricted cash	$74,603	$70,713	$76,089	6%	(2)%
__________________
(1)Adjusted EBITDA is a non-GAAP financial metric. See “Summary Selected Condensed Consolidated Financial and Other Data—Non-GAAP Financial Information” for a reconciliation of Adjusted EBITDA to the nearest comparable GAAP metric, net loss.

Key Performance Indicators

	As of and for the Three Months Ended
(in millions, except percentages, ARPPC, ARPPS, and ASP)	March 31, 2024	December 31, 2023	March 31, 2023	% QoQ	% YoY
Life360 Core(1)
Monthly Active Users (MAUs) - Global(2)	66.4	61.4	50.8	8%	31%
U.S.	38.8	36.8	31.7	5%	22%
International	27.5	24.6	19.1	12%	44%
Paying Circles - Total	1.9	1.8	1.6	5%	21%
U.S.	1.4	1.3	1.2	5%	16%
International	0.5	0.5	0.4	7%	39%
Average Revenue per Paying Circle (ARPPC)	$123.97	$124.17	$120.70	—%	3%
U.S.	$150.59	$150.32	$140.07	—%	8%
International	$50.37	$49.57	$54.88	2%	(8)%

Life360 Consolidated(1)
Subscriptions	2.5	2.4	2.1	4%	17%
Average Revenue per Paying Subscription (ARPPS)	$102.02	$102.17	$97.98	—%	4%
Net hardware units shipped	0.5	1.7	0.6	(68)%	(6)%
Average Selling Price (ASP)	$16.50	$11.50	$17.22	43%	(4)%
Annualized Monthly Revenue (AMR)	$284.7	$274.1	$239.5	4%	19%
__________________
(1)Key performance indicators are presented in millions, except ARPPC, ARPPS, and ASP, however percentage changes are calculated based on actual results. As a result, percentage changes may not recalculate based on figures presented due to rounding.
(2)Subsequent to March 31, 2024, we refined our calculation of MAUs to exclude certain members who have a delayed account setup. If applied to our results for the quarter ended March 31, 2024, such refinement would have resulted in an immaterial reduction in our total global MAUs and our overall penetration metrics. Because the application of the refined definition was immaterial to all previous periods reported, we have not applied such refinement retroactively and we intend to update our MAUs based on our refined methodology for future reporting periods with the SEC beginning with our results for the second quarter ending June 30, 2024.
First Quarter 2024 Financial Highlights
We had revenue of $78.2 million in the quarter ended March 31, 2024, an increase of 15% from our $68.1 million of revenue in the quarter ended March 31, 2023. Our net loss for the quarter ended March 31, 2024 was $9.8 million, a $4.3 million reduction from our $14.1 million net loss in the quarter ended March 31, 2023. Adjusted EBITDA was $4.3 million in the quarter ended March 31, 2024, an increase of $3.8 million compared to Adjusted EBITDA of $0.5 million for the quarter ended March 31, 2023. Our cash flow from operations was $10.7 million for the quarter ended March 31, 2024, an improvement of $19.9 million compared to $(9.2) million in the quarter ended March 31, 2023. We had $74.6 million of cash, cash equivalents and restricted cash as of March 31, 2024. Total commissions were $11.8 million and $10.3 million and represented 19.2% and 19.9% of total subscription revenue for the three months ended March 31, 2024 and 2023, respectively.
First Quarter 2024 Operating Highlights
MAUs grew approximately 4.9 million, or 8%, to 66.4 million for the quarter ended March 31, 2024. We had net Paying Circle additions of 96,000. Global Paying Circles grew to 1.9 million, a 21% increase over the prior year, supported by improved conversion and retention.
Along with the UK Triple Tier Membership launch in October 2023, we included a price increase for existing UK subscribers in January 2024. The ANZ Triple Tier launched in late April 2024, following a price increase for existing ANZ subscribers.

Select Financial and Other Results for the Years Ended December 31, 2023 and 2022

	As of and for the Year Ended December 31,
(dollars, in thousands)	2023	2022	% YoY
Revenue	$304,518	$228,305	33%
Cost of Revenue	81,881	79,707	3%
Gross Profit	222,637	148,598	50%
Operating Expenses	252,620	243,009	4%
Net Loss	(28,171)	(91,629)	(69)%
Adjusted EBITDA(1)	20,559	(40,096)	(151)%
Operating cash flow	7,524	(57,055)	(113)%
Cash, cash equivalents and restricted cash	$70,713	$90,365	(22)%
__________________
(1)Adjusted EBITDA is a non-GAAP financial metric. See “Summary Selected Condensed Consolidated Financial and Other Data—Non-GAAP Financial Information” for a reconciliation of Adjusted EBITDA to the nearest comparable GAAP metric, net loss.
Key Performance Indicators for the Years Ended December 31, 2023 and 2022

	As of and for the Year Ended December 31,
(in millions, except percentages, ARPPC, ARPPS, and ASP)	2023	2022	% YoY
Life360 Core(1)
Monthly Active Users (MAUs) - Global	61.4	48.6	26%
U.S.	36.8	30.9	19%
International	24.6	17.6	40%
Paying Circles - Total	1.8	1.5	21%
U.S.	1.3	1.2	14%
International	0.5	0.3	43%
Average Revenue per Paying Circle (ARPPC)	$121.09	$96.95	25%
U.S.	$144.61	$109.40	32%
International	$48.52	$48.94	(1)%

Life360 Consolidated (Adjusted for 2022)(1)(2)(3)
Subscriptions	2.4	2.1	17%
Average Revenue per Paying Subscription (ARPPS)	$99.53	$80.63	23%
Net hardware units shipped	4.0	3.6	12%
Average Selling Price (ASP)	$13.48	$13.47	—%
Annualized Monthly Revenue (AMR)	$274.1	$224.4	22%
__________________
(1)Key performance indicators are presented in millions, except ARPPC, ARPPS, and ASP, however percentage changes are calculated based on actual results. As a result, percentage changes may not recalculate based on figures presented due to rounding.
(2)Metrics presented as of and for the periods ended December 31, 2022 have been recast to reflect the calculations under a revised metric definition. We previously calculated Subscriptions and Paying Circles by including subscribers who had been billed as well as whose billing status was pending as of the end of the period. We have since revised our definition of these metrics to exclude subscribers whose billing status was pending as of the end of the period. Although the difference between the two methodologies does not result in any material changes, we have changed the definition of the metric because we believe it provides a better reflection of our results during a given period.
(3)Metrics presented for the year ended December 31, 2022 are adjusted to include pre-acquisition data for Tile related to periods before the acquisition of Tile on January 5, 2022.

2023 Financial Highlights
We had revenue of $304.5 million for the year ended December 31, 2023, an increase of 33% from our $228.3 million of revenue for the year ended December 31, 2022. Our net loss for the year ended December 31, 2023 was $28.2 million, a $63.4 million reduction from our $91.6 million net loss for the year ended December 31, 2022. Adjusted EBITDA was $20.6 million for the year ended December 31, 2023, an increase of $60.7 million compared to Adjusted EBITDA of $(40.1) million for the year ended December 31, 2022. Our cash flow from operations was $7.5 million for the year ended December 31, 2023, an improvement of $64.6 million compared to $(57.1) million for the year ended December 31, 2022. We had $70.7 million of cash, cash equivalents and restricted cash as of December 31, 2023.
We had subscription revenue of $220.8 million in the year ended December 31, 2023, an increase of 44% from our $153.3 million of subscription revenue in the year ended December 31, 2022, benefiting from U.S. price increases for new Paying Circles and the repricing of existing U.S. iOS and Android Paying Circles.
Hardware revenue in 2023 increased 21% year-over-year, with a usual seasonal uplift in the fourth quarter of 2023. Key drivers were the 12% uplift in hardware units sold compared to 2022, stable ASP, and contribution from bundling with Life360 subscriptions. Other revenue of $25.5 million in 2023 was down slightly year-over-year, reflecting the transition to a single data partnership beginning January 2022.
Total commissions expenses, which are revenue-share payments in connection with subscription sales on third-party app store platforms, were $42.7 million and $31.4 million and represented 19.3% and 20.5% of subscription revenue for the years ended December 31, 2023 and December 31, 2022, respectively.
Our net loss for the year ended December 31, 2023 was $28.2 million, a $63.4 million reduction from our $91.6 million net loss for the year ended December 31, 2022. Adjusted EBITDA and Adjusted EBITDA margin improved from 2022 to 2023, driven by cost structure improvements and increased operating leverage as a result of focusing on financial discipline in our business. Adjusted EBITDA of $20.6 million and net loss of $28.2 million for the year ended December 31, 2023 both delivered a significant improvement from the prior year and reflect meaningful progress on our path to profitability. In 2023, Operating expenses increased just 4% year-over-year, and decreased 1% excluding variable commissions, reflecting our disciplined approach to costs.
2023 Operating Highlights
The Company demonstrated significant operating leverage in 2023 with revenue growth of $76.2 million on an operating expense increase of $9.6 million, yielding increasing Adjusted EBITDA margins and positive Adjusted EBITDA in each quarter. Global MAUs grew nearly 13 million or 26% to 61.4 million in 2023, driven by ongoing investment in our core location sharing experience. International MAUs grew 7 million, or 40% to 24.6 million in 2023 as we increased the speed and responsiveness of the app, and achieved international feature parity with the U.S. Our current international Triple Tier markets of focus - Canada, the UK and ANZ - all delivered significant growth, with particular outperformance in the UK and ANZ.
In 2023, global net Paying Circle additions were 307,000, with global Paying Circles of 1.8 million in 2023, up 21%, despite significant price increases implemented in the third and fourth quarter of 2022 and second quarter of 2023, underscoring the value our subscribers perceive in the Life360 services. Global ARPPC was 25% higher for the year ended December 31, 2023. U.S. ARPPC increased 32% in 2023 compared to 2022, driven by price increases. International Paying Circles increased 43% from 2022 to 2023 to 474,000, benefiting from strong growth in both the UK and ANZ. Triple Tier Membership launched in the UK in October 2023.

Key Performance Indicators

	As of and for the Three Months Ended					As of and for the Year Ended December 31,
(in millions, except percentages, ARPPC, ARPPS, and ASP)	March 31, 2024	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	2023	2022	2021
Life360 Core
Monthly Active Users (MAUs) - Global	66.4	50.8	54.0	58.4	61.4	61.4	48.6	35.5
U.S.	38.8	31.7	33.6	35.4	36.8	36.8	30.9	23.7
International	27.5	19.1	20.4	23.0	24.6	24.6	17.6	11.8
Paying Circles - Total	1.9	1.6	1.6	1.7	1.8	1.8	1.5	1.2
U.S.	1.4	1.2	1.2	1.3	1.3	1.3	1.2	1.0
International	0.5	0.4	0.4	0.4	0.5	0.5	0.3	0.2
Average Revenue per Paying Circle (ARPPC)	$123.97	$120.70	$119.25	$119.97	$124.17	$121.09	$96.95	$80.22
U.S.	$150.59	$140.07	$140.78	$146.30	$150.32	$144.61	$109.40	$88.29
International	$50.37	$54.88	$50.30	$40.80	$49.57	$48.52	$48.94	$45.90
Life360 Consolidated (Adjusted for 2022)(1)
Subscriptions	2.5	2.1	2.2	2.3	2.4	2.4	2.1	1.8
Average Revenue per Paying Subscription (ARPPS)	$102.02	$97.98	$97.83	$101.33	$102.17	$99.53	$80.63	$67.70
Net hardware units shipped	0.5	0.6	0.7	1.1	1.7	4.0	3.6	6.2
Average Selling Price (ASP)	$16.50	$17.22	$15.76	$13.24	$11.50	$13.48	$13.47	$15.04
Annualized Monthly Revenue (AMR)	$284.7	$239.5	$248.7	$259.1	$274.1	$274.1	$224.4	$139.8
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(1)Metrics presented for the year ended December 31, 2022 are adjusted to include pre-acquisition data for Tile related to periods before the acquisition of Tile on January 5, 2022.
Subscription Revenue
We generate revenue primarily from sales of subscriptions on our platform, including Life360, Jiobit and Tile. Revenue is recognized ratably over the related contractual term generally beginning on the date that our platform is made available to a customer. Our subscription agreements typically have monthly or annual contractual terms. Our agreements are generally non-cancellable during the contract term. We typically bill in advance for monthly and annual contracts. Amounts that have been billed are initially recorded as deferred revenue until the revenue is recognized.
Hardware Revenue
We generate our hardware revenue from the sale of the Jiobit and Tile hardware tracking devices and related accessories. For hardware and accessories, revenue is recognized at the time products are delivered. We sell hardware tracking devices and accessories through a number of channels including our websites, brick and mortar retail and online retail.
Other Revenue
We also generate revenue through an arrangement with a key data partner that provides location-based analytics services to customers in the retail and real estate sectors, municipalities, and other private and public organizations. The agreement permits commercialization of certain aggregated and de-identified data and provides for fixed and variable monthly revenue amounts. Other revenue also includes advertising and partnership revenue, which represents agreements with third parties to provide access to advertising on the Company’s mobile platform.
Annualized Monthly Revenue
We use AMR to identify the annualized monthly value of active customer agreements at the end of a reporting period. AMR includes the annualized monthly value of Life360 subscription, data and partnership agreements. All components of these agreements that are not expected to recur are excluded. This does not represent revenue under GAAP on an annualized basis, as the operating metric can be impacted by start and end dates and renewal rates.
Monthly Active Users
An MAU is defined as a unique user who engages with our Life360 branded services each month, which includes both paying and non-paying members. A Life360 MAU is defined as a unique member who engages with our Life360 application each month, which includes both paying and non-paying members.
Paying Circles
We define a Paying Circle as a group of Life360 members with a paying subscription that has been billed as of the end of a period. Each subscription covers all members in the payor’s Circle so everyone in the Circle can utilize the benefits of a Life360 Membership, including access to premium location, driving, digital and emergency safety insights and services.
Average Revenue per Paying Circle
We define ARPPC as annualized subscription revenue recognized and derived from the Life360 mobile application, excluding certain revenue adjustments related to bundled Life360 subscription and hardware offerings, for the reported period divided by the Average Paying Circles during the same period. Average Paying Circles are calculated by adding the number of Paying Circles as of the beginning of the period to the number of Paying Circles as of the end of the period, and then dividing by two.
Subscriptions
We define Subscriptions as the number of paying subscribers associated with the Life360, Jiobit and Tile brands who have been billed as of the end of the period.
Average Revenue per Paying Subscription
We define ARPPS as annualized total subscription revenue recognized and derived from Life360, Tile and Jiobit subscriptions, excluding certain revenue adjustments related to bundled Life360 subscription and hardware offerings, for the reported period divided by the average number of paying subscribers during the same period. The average number of paying subscribers is calculated by adding the number of paying subscribers as of the beginning of the period to the number of paying subscribers as of the end of the period, and then dividing by two. Paying subscribers represent subscribers who have been billed as of the end of the period.
Net Hardware Units Shipped
Net hardware units shipped represents the number of tracking devices sold during a period, excluding certain hardware units related to bundled Life360 subscription and hardware offerings, net of returns by our retail partners and directly to consumers. Selling units contributes to hardware revenue and ultimately increases the number of members eligible for a Tile or Jiobit subscription.
Net Average Selling Price
To determine the net ASP of a unit, we divide hardware revenue recognized, excluding certain revenue adjustments related to bundled Life360 subscription and hardware offerings, for the reported period by the number of net hardware units shipped during the same period. ASP is largely driven by the price we charge customers, including the price we charge our retail partners, net of customer allowances, and directly to consumers.
Non-GAAP Financial Information
To supplement our consolidated financial statements prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, such as EBITDA, Adjusted EBITDA and non-GAAP operating expenses, to make operating decisions, including those related to operating expenses, evaluation performance and perform strategic planning and annual budgeting. Additionally, the non-GAAP financial information provides useful information to investors and others in understanding and evaluating our results of operations and operating efficiency, as well as providing useful measures for period-to-period comparisons of our business performance.
Our non-GAAP financial measures are presented for supplemental informational purposes only, may not be comparable to similarly titled measures used by other companies and should not be used as substitutes for analysis of, or superior to, our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP. As such, you should consider these non-GAAP financial measures in addition to other financial performance measures presented in accordance with GAAP, including various cash flow metrics, net loss and our other GAAP results.
Adjusted EBITDA and Adjusted EBITDA Margin
We define Adjusted EBITDA as net loss, adjusted to exclude (i) convertible notes and derivative liability fair value adjustments, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) other income (expense), net, (v) stock-based compensation, (vi) Form 10 transaction costs, (vii) acquisition and integration costs, (viii) workplace restructuring costs, (ix) inventory write-offs, (x) adjustment in connection with membership benefit, (xi) warehouse relocation costs and (xii) the revaluation of contingent consideration. We define Adjusted EBITDA margin as Adjusted EBITDA as a percent of revenue.
We refer to Adjusted EBITDA and Adjusted EBITDA margin because they are important measures management uses to assess our operating performance and the operating leverage in our business. Because Adjusted EBITDA and Adjusted EBITDA margin facilitate internal comparisons of our historical operating performance, including as an indication of our revenue growth and operating efficiencies, we use them to evaluate the effectiveness of our strategic initiatives and for business planning purposes. We believe that Adjusted EBITDA, and Adjusted EBITDA margin, when taken collectively, may be useful to investors because they provide consistency and comparability with past financial performance, so that investors can evaluate our operating efficiencies by excluding certain items that may not be indicative of our business, results of operations, or outlook. In addition, we believe Adjusted EBITDA is widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of operational performance.
Adjusted EBITDA and Adjusted EBITDA margin should not be considered as alternatives to net income (loss), net income (loss) as a percent of revenue, or any other measure of financial performance calculated and presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA and Adjusted EBITDA margin rather than net income (loss) and net income (loss) as a percent of revenue, which are the most directly comparable GAAP measures. Some of these limitations are that each of Adjusted EBITDA and Adjusted EBITDA margin:
•Excludes stock-based compensation expense;
•Excludes depreciation and amortization expense, and although these are non-cash expenses, the assets being depreciated may have to be replaced in the future, increasing our cash requirements;
•Does not reflect other income and expense; and
•Does not reflect income taxes that reduces cash available to us.
Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Because of these limitations, we consider, and you should consider, Adjusted EBITDA together with other operating and financial performance measures presented in accordance with GAAP.

	Three Months Ended					Year Ended December 31,
	March 31, 2024	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	2023	2022	2021
(in thousands, except margins)
Net loss	$(9,777)	$(14,071)	$(4,413)	$(6,541)	$(3,146)	$(28,171)	$(91,629)	$(33,557)
Net loss margin	(12)%	(21)%	(6)%	(8)%	(4)%	(9)%	(40)%	(30)%
Add (deduct):
Convertible notes fair value adjustment(1)	608	(72)	266	604	(114)	684	(1,786)	511
Derivative liability fair value adjustment(1)	1,707	(14)	254	(63)	(62)	116	(1,295)	733
Provision for income taxes	1,394	108	267	(170)	411	616	312	(127)
Depreciation and amortization(2)	2,295	2,273	2,276	2,295	2,297	9,141	9,199	876
Other income (expense), net	(311)	(843)	(617)	(337)	(1,431)	(3,228)	(13)	178
EBITDA	$(4,084)	$(12,619)	$(1,967)	$(4,212)	$(2,045)	$(20,842)	$(85,212)	$(31,386)
Stock-based compensation	8,261	8,955	9,269	9,454	10,834	38,512	34,680	11,938
Form 10 transaction costs	—	—	—	—	—	—	3,766	—
Acquisition and integration costs	—	—	—	—	—	—	11,949	2,744
Workplace restructuring costs(3)	105	3,254	478	238	54	4,024	—	—
Write-off of obsolete inventory(4)	—	916	—	—	—	916	—	—
Adjustment in connection with membership benefit(5)	—	—	(2,094)	(78)	—	(2,172)	—	—
Warehouse relocation costs(6)	—	—	—	77	44	121	—	—
(Gain)/loss on revaluation of contingent consideration	—	—	—	—	—	—	(5,279)	3,600
Adjusted EBITDA	$4,282	$506	$5,686	$5,479	$8,887	$20,559	$(40,096)	$(13,104)
Adjusted EBITDA margin	5%	1%	8%	7%	10%	7%	(18)%	(12)%
__________________
(1)To reflect the change in fair value of the September 2021 Convertible Notes and derivative liability associated with the July 2021 Convertible Notes.
(2)Includes depreciation on fixed assets and amortization of acquired intangible assets.
(3)Relates to non-recurring personnel and severance related expenses in connection with the workplace restructuring announced on January 12, 2023.
(4)Relates to the write-off of raw materials that have no alternative use to the Company following the decision to halt development.
(5)Relates to an adjustment recorded to reduce product costs recorded to cost of revenue in connection with the discontinuation of certain battery related membership benefits.
(6)Relates to non-recurring warehouse relocation costs in relation to the Company’s transition to a new logistics partner.
GAAP to Non-GAAP Operating Expense Reconciliation
Non-GAAP operating expenses present direct and indirect expenses adjusted for non-cash expenses, such as stock-based compensation, depreciation and amortization, and convertible notes and derivative liability fair value adjustments, and non-recurring expenses, such as workplace restructuring costs and the write-off of obsolete inventory. We believe non-GAAP operating expense information is useful to investors and others in understanding and evaluating our operating efficiency as well as providing a useful measure for period-to-period comparisons of our business performance. A reconciliation of GAAP operating expenses to non-GAAP operating expenses has been provided as supplementary information below.

	Three Months Ended					Year Ended December 31,
	March 31, 2024	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	2023	2022	2021
(in thousands)
Research and development expense, GAAP	$27,258	$27,197	$23,182	$24,569	$26,018	$100,965	$102,480	$50,994
Less: Depreciation and amortization, GAAP	(19)	(18)	(17)	(18)	(17)	(65)	(22)	—
Less: Stock-based compensation, GAAP	(5,326)	(4,822)	(5,301)	(5,477)	(6,452)	(22,015)	(19,431)	(7,457)
Less: Severance and other, GAAP	—	(2,793)	—	—	54	(2,740)	(500)	—
Total Research and development, Non-GAAP	21,913	19,564	17,864	19,075	19,603	76,145	82,527	43,537

Sales and marketing expense, GAAP	24,733	24,316	23,347	25,741	25,668	99,072	92,419	47,473
Less: Depreciation and amortization, GAAP	(1,058)	(1,058)	(1,059)	(1,058)	(1,056)	(4,229)	(4,174)	(146)
Less: Stock-based compensation, GAAP	(632)	(939)	(560)	(726)	(847)	(3,059)	(3,834)	(752)
Less: Severance and other, GAAP	—	(666)	(85)	(75)	(46)	(872)	(600)	—
Total Sales and marketing expense, Non-GAAP	23,043	21,653	21,643	23,883	23,719	90,912	83,811	46,575

General and administrative expense, GAAP	14,401	13,209	12,497	14,082	12,795	52,583	48,110	23,670
Less: Depreciation and amortization, GAAP	(2)	(3)	(3)	(3)	(4)	(20)	(420)	(438)
Less: Stock-based compensation, GAAP	(1,957)	(2,900)	(3,001)	(2,825)	(2,921)	(11,648)	(9,769)	(3,207)
Less: Severance and other, GAAP	(105)	(559)	(387)	(163)	(62)	(1,170)	(9,100)	(6,344)
Total General and administrative expense, Non-GAAP	12,337	9,747	9,105	11,091	9,808	39,745	28,821	13,681

Total Operating expenses, GAAP	66,392	64,722	59,026	64,392	64,481	252,620	243,009	122,137
Less: Depreciation and amortization, GAAP	(1,079)	(1,079)	(1,079)	(1,078)	(1,077)	(4,314)	(4,616)	(584)
Less: Stock-based compensation, GAAP	(7,915)	(8,661)	(8,862)	(9,027)	(10,220)	(36,722)	(33,034)	(11,416)
Less: Severance and other, GAAP	(105)	(4,018)	(472)	(238)	(54)	(4,782)	(10,200)	(6,344)
Total Operating expenses, Non-GAAP	$57,293	$50,964	$48,613	$54,049	$53,130	$206,802	$195,159	$103,793

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below and under the heading titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent Quarterly Reports on Form 10-Q and other filings with the SEC, which are incorporated by reference into this prospectus supplement, in their entirety, together with other information in this prospectus supplement, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”
Risks Related to this Offering and Ownership of Our Common Stock and CDIs
The market price of our CDIs has been, and common stock may be, volatile, which could cause the value of our common stock to decline.
The trading price of our CDIs on the ASX has been, and the trading price of our common stock may be, volatile, and could be subject to wide fluctuations. In addition, the trading volume in our CDIs and common stock may fluctuate and cause significant price variations to occur. Securities markets worldwide experience significant price and volume fluctuations as a result of a variety of factors, many of which are beyond our control but may nonetheless decrease the market price of our CDIs and common stock, regardless of our actual operating performance, including:
•public reaction to our press releases, announcements and filings with the SEC and ASX;
•our operating and financial performance;
•fluctuations in market prices and trading volumes of technology companies;
•changes in market valuations of similar companies;
•departures of key personnel;
•commencement of or involvement in litigation;
•changes in economic and political conditions, financial markets, and/or the technology industry;
•interest rate fluctuations;
•changes in accounting standards, policies, guidance, interpretations, or principles;
•actions by our securityholders;
•the failure of securities analysts to cover our common stock and/or changes in their recommendations and estimates of our financial performance;
•future sales of our common stock;
•trading prices and trading volumes of our CDIs or common stock; and
•the other factors described in these “Risk Factors” or incorporated by reference into this prospectus supplement.

The stock market has in the past experienced extreme price and volume fluctuations, and, following periods of such volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. Such litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.
Additionally, our listing on more than one stock exchange may result in price variations between the markets and volatility in our stock price. Our CDIs are currently listed on the ASX. Trading in our common stock and CDIs will therefore take place in different currencies (i.e., in Australian dollars on the ASX and in U.S. dollars on Nasdaq Global Select Market), and at different times (resulting from different time zones, different trading days and different public holidays in the United States and Australia). The trading prices of our CDIs and our common stock on two markets may differ as a result of these, or other, factors. Any decrease in the price of our CDIs or common stock on either market could cause a decrease in the trading prices of our CDIs or our common stock on the other market. In addition, investors may seek to profit by exploiting the difference, if any, between the price of our CDIs on the ASX and the price of shares of our common stock on Nasdaq Global Select Market. Such arbitrage activities could cause our stock price in the market with the higher value to decrease to the price set by the market with the lower value and could also lead to significant volatility in the price of our common stock or CDIs. Additionally, while we have historically transacted in U.S. dollars, we have transacted in some foreign currencies, such as the Australian Dollar, and may transact in more foreign currencies in the future. Accordingly, changes in the value of foreign currencies relative to the U.S. dollar can affect our revenue and results of operations. As a result of such foreign currency exchange rate fluctuations, it could be more difficult to detect underlying trends in our business and results of operations. In addition, to the extent that fluctuations in currency exchange rates cause our results of operations to differ from our expectations or the expectations of our investors, the trading price of our CDIs on the ASX or common stock on Nasdaq Global Select Market could be lowered.
The initial public offering price of our common stock may not be indicative of the market price of our common stock after this offering.
The initial public offering price was determined by negotiations between us, the selling securityholders, and representatives of the underwriters, based on numerous factors which we discuss in the section titled “Underwriting,” and may not be indicative of the market price of our common stock after this offering. If you purchase our common stock, you may not be able to resell those shares at or above the initial public offering price.
An active, liquid, and orderly market for our common stock may not develop or be sustained. You may be unable to sell your shares of our common stock at or above the price at which you purchased them.
We currently expect our common stock to be listed and traded on Nasdaq Global Select Market. Prior to listing on Nasdaq Global Select Market, there has been no public market for our common stock in the United States. An active, liquid, and orderly trading market for our common stock may not initially develop or be sustained, which could significantly depress the trading price of our common stock and/or result in significant volatility, which could affect your ability to sell your shares of our common stock.
If securities and industry analysts do not continue to publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.
The trading market for our CDIs on the ASX is influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of the analysts currently covering our securities ceases coverage, the trading price for our CDIs on the ASX may be negatively impacted. If any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property, or our CDI performance, or if our results of operations fail to meet the expectations of analysts, our CDIs and common stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline.
Equity research analysts do not currently provide coverage of our common stock, and we cannot assure you that any equity research analysts will adequately provide research coverage of our common stock after the listing of our common stock on Nasdaq Global Select Market. A lack of adequate research coverage may harm the liquidity and trading price of our common stock. To the extent equity research analysts do provide research coverage of our common stock, we will not have any control over the content and opinions included in their reports. The trading price of our common stock could decline if one or more equity research analysts downgrade our stock or publish other unfavorable commentary or research. If one or more equity research analysts cease coverage of our company, or fail to regularly publish reports on us, the demand for our common stock could decrease, which in turn could cause our trading price or trading volume to decline.
We will have broad discretion in the use of the net proceeds to us from this offering and may not use them effectively.
We will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, our ultimate use may vary substantially from our currently intended use. Investors will need to rely on the judgment of our management with respect to the use of proceeds. Pending use, we may invest the net proceeds from this offering in investment-grade, interest-bearing instruments such as money market funds, corporate debt securities, certificates of deposit, commercial paper, and U.S. government and government agency debt securities that may not generate a high yield for our securityholders. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition, results of operations, and prospects could be harmed, and the market price of our common stock could decline.
Future sales of our common stock in the public market could cause the market price of our common stock to decline.
Sales of a substantial number of shares of our common stock in the public market following the closing of this offering, or the perception that these sales might occur, could depress the market price of our common stock, and could impair our ability to raise capital through the sale of additional equity securities. Many of our existing equity holders have substantial unrecognized gains on the value of the equity they hold based upon the price of this offering, and therefore, may take steps to sell their shares or otherwise secure the unrecognized gains on those shares. We are unable to predict the timing of or the effect that such sales may have on the prevailing market price of our common stock.
In connection with this offering, we, all of our directors and executive officers, and certain holders of our common stock and securities exercisable for or convertible into our common stock, have entered into lock-up agreements with the underwriters and/or agreements with market stand-off provisions that restrict our and their ability to sell or transfer shares of our capital stock, and securities convertible into or exercisable or exchangeable for shares of our capital stock, for a period of 90 days from the date of this prospectus supplement, which we refer to as the lock-up period, subject to certain customary exceptions and certain provisions that provide for the early release of certain shares. See the section titled “Underwriting” for a discussion of such exceptions that may allow for sales during the lock-up period. In addition, Goldman Sachs & Co. LLC may, in its sole discretion, release certain securityholders from the lock-up agreements prior to the end of the lock-up period. If not earlier released, all of our shares of our common stock, other than those sold in this offering, which are freely tradable, will become eligible for sale upon expiration of the lock-up period, except for any shares held by our affiliates as defined in Rule 144 under Securities Act.
In addition, as of March 31, 2024, up to 11,595,402 shares of our common stock may be issued upon exercise of outstanding stock options or vesting and settlement of outstanding RSUs, and up to 13,816,316 shares of our common stock are available for future issuance under our 2011 Equity Incentive Plan, and will become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules, exercise limitations, the lock-up agreements and market stand-off provisions. We have registered all of the shares of our common stock issuable upon exercise of outstanding options or other equity incentive awards we may grant in the future for public resale under the Securities Act. If these additional shares of our common stock are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline.

Based on 69,440,062 shares outstanding as of March 31, 2024, on the closing of this offering, we will have outstanding a total of 73,006,638 shares of common stock, which gives effect to (i) the cash exercise of warrants to purchase 88,212 shares of our common stock with an exercise price of $11.96 per share (which expire on July 1, 2026) outstanding as of March 31, 2024, (ii) the cash exercise of options to purchase 7,941 shares of our common stock outstanding as of March 31, 2024, (iii) the issuance of 184,192 shares of our common stock issuable upon the conversion of outstanding convertible notes as of March 31, 2024, in each case in connection with this offering.
You will experience immediate and substantial dilution in the net tangible book value of the shares of our common stock you purchase in this offering.
The initial public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock immediately after this offering. If you purchase shares of our common stock in this offering, you will suffer immediate dilution of $28.43 per share, representing the difference between our as adjusted net tangible book value per share after giving effect to the sale of our common stock in this offering and the assumed initial public offering price of $30.43 per share. See the section titled “Dilution.”
The different characteristics of the capital markets in Australia and the United States may negatively affect the trading prices of our CDIs and common stock, and may limit our ability to take certain actions typically performed by a U.S. company.
We are subject to the ASX Listing Rules and associated Australian regulatory requirements, and we have been approved to list our common stock on Nasdaq Global Select Market as well, which will have its own listing and regulatory requirements. Such exchanges will have different trading hours, trading characteristics (including trading volume and liquidity), trading and listing rules, and investor bases (including different levels of retail and institutional participation). As a result of these differences, the trading prices of our CDIs and our common stock may not be the same, even after allowing for currency differences. Fluctuations in the price of our common stock due to circumstances unusual to the U.S. capital markets could materially and adversely affect the price of the CDIs, or vice versa. Certain events having significant negative impact specifically on the Australian capital markets may result in a decline in the trading price of our CDIs, notwithstanding that such event may not impact the trading prices of securities listed in Australia generally or to the same extent, or vice versa.
In addition, the ASX Listing Rules and associated Australian regulatory requirements may limit our ability to take certain actions typically performed by a U.S. company. For example, the ASX Listing Rules limit the amount of equity securities (which includes common stock and other securities convertible into common stock (such as options, warrants, RSUs and convertible securities), that a listed company can issue or agree to issue in any 12 month period without the approval of its stockholders to 15% of the number of shares of common stock on issue at the start of that 12 month period, unless an exception applies. Failure to obtain this approval may make it more difficult for us to issue equity securities in the future at a time and at a price that we deem appropriate. The ASX Listing Rules also require stockholder approval for the granting of options and RSUs to our directors, even when the underlying equity incentive plan has already been approved. This creates a risk that, if stockholders do not approve the grants, our directors will not receive their expected amount of equity compensation. This may make it more difficult for us to attract and retain directors, which could have a material adverse effect on our business, results of operations, financial condition and prospects.
Further, the ASX Listing Rules prohibit us from buying back CDIs on-market at a price which is 5% or more above the volume weighted average market price of our CDIs, calculated over the last five days on which sales of CDIs were recorded before the day on which the purchase under the buy-back was made, which, as a result, may make it more difficult to repurchase our CDIs on-market. In addition, should we wish to undertake an on-market buy-back, the ASX may impose further requirements on us as if we were subject to the Corporations Act 2001 (Cth) of Australia, which may include the need to obtain stockholder approval to do so.
Lastly, the ASX Listing Rules prohibit the issuance of equity securities by a company without stockholder approval during the three-month period after it learns that a person is making, or proposes to make, a takeover for its securities, unless an exception applies. As a result, if a hostile takeover bid is made in respect of our CDIs or common stock, the ASX Listing Rules may limit our ability to issue equity securities, either as a counter-measure to the takeover bid or to fund operations.
The above limitations and prohibitions under the ASX Listing Rules will cease to apply to us if we change our admission category on the ASX to a “Foreign Exempt Listing”. Any change to our admission category will be subject to the ASX Listing Rules, and we cannot guarantee that we will be able to change our admission category.
If we are not able to maintain sufficient cash funds, we may cease trading on the ASX.
If we are not able to maintain sufficient funds to fund our activities or if ASX considers that our CDIs no longer meet the criteria for the continued quotation of our CDIs on ASX, ASX may suspend our CDIs from quotation. This would limit our liquidity and, in particular, could harm the ability of CDI holders to liquidate their position in our Company. In addition, the value of our Company could decline if we are not able to maintain our listing on ASX.
Provisions of our charter documents and Delaware law may inhibit a takeover, which could limit the price investors might be willing to pay in the future for our common stock.
Some provisions of our charter documents could make it more difficult for a third party to acquire control of us, even if the change of control would be beneficial to our stockholders, including: (i) limitations on the ability of our stockholders to act by written consent or call a special meeting; (ii) establishing advance notice provisions for nominations for elections to the Board; and (iii) establishing that our Board is divided into three classes, with each class serving three-year, staggered terms. These provisions could discourage an acquisition of us or other change in control transactions, thereby negatively affecting the price that investors might be willing to pay in the future for our common stock.
Our Certificate of Incorporation provides, subject to certain exceptions, that the Court of Chancery of the State of Delaware is the exclusive forum for certain stockholder litigation matters and the federal district courts of the U.S. are the exclusive forum for actions arising under the Securities Act, which could limit our stockholders’ ability to bring a claim in a judicial forum that they find more favorable for disputes with us or our directors, officers, employees or stockholders.
Pursuant to our Certificate of Incorporation unless we consent in writing to the selection of an alternative forum,(A) the Court of Chancery of the State of Delaware will be the exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action or proceeding asserting a claim of breach of a fiduciary duty by any of our stockholders, directors, officers, employees or agents to us or our stockholders, (3) any action or proceeding asserting a claim against us arising pursuant to any provision of the DGCL or our Certificate of Incorporation or Bylaws or (4) any action or proceeding asserting a claim governed by the internal affairs doctrine, and (B) the federal district courts of the U.S. will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act, including all causes of action asserted against any defendant named in such complaint. The foregoing forum selection clauses in our Certificate of Incorporation may have the effect of discouraging lawsuits against us or our directors and officers and may limit our stockholders’ ability to bring a claim in a judicial forum that they find more favorable for disputes with us or any of our directors, officers, other employees, or stockholders.
Alternatively, if a court were to find one or both of the choice of forum provisions contained in our Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business, financial condition and results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including statements regarding our future results of operations or financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “seek,” “should,” “will,” “would,” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:
•our ability to further penetrate our existing member base, maintain and expand our member base, increase monetization of our member base, and leverage our core experience to expand in new use cases;
•our ability to maintain the value and reputation of our brands;
•our plans to increase brand awareness and customer adoption of our platform through various programs and digital and broad-scale advertising;
•the effects of increased competition in our markets and our ability to compete effectively in our industry;
•anticipated trends, developments, and challenges in our industry, business and in the markets in which we operate;
•our growth strategy and business plan and our ability to effectively manage our growth and meet future capital requirements;
•our ability to expand our product offerings internationally and the significance of our global opportunity;
•market acceptance of our location sharing services, tracking products and digital subscription services;
•our ability to increase sales of our products and services;
•the possibility that we increase our targeted marketing investments;
•our expectations concerning relationships with third parties, including suppliers, manufacturers and fulfillment partners;
•our ability to develop, and the success of, new monetization features, such as the introduction of advertisements in our app, and improve on existing features;
•the effects of seasonal trends on our results of operations;
•our ability to identify, recruit, and retain skilled personnel, including key members of senior management;
•our ability to successfully acquire and integrate companies and assets, including Tile and Jiobit, and to expand and diversify our operations through strategic acquisitions and partnerships;
•the strategic value and opportunities for Tile;
•our ability to enter into a partnership with Hubble and successfully build a global finding network;
•our expectation regarding future financial and operating performance, including our expectations regarding our revenue, cost of revenue, operating expenses, subscription revenue, hardware revenue, consolidated revenue, Adjusted EBITDA, operating cash flow and our ability to achieve or maintain future profitability;

•the effects of an economic downturn or economic uncertainty on consumer discretionary spending and demand for our products and services;
•economic and industry trends, projected growth or trend analysis;
•our ability to maintain, protect, and enhance our intellectual property;
•our capital position;
•future growth;
•future price increases and the impact of past price increases on future results of operations and churn;
•user engagement, conversion and retention and subscriber churn;
•operating cost savings, including through reduced commissions;
•the future trading prices of our common stock; and
•our expectations regarding use of proceeds from offerings under this prospectus and any related prospectus supplement.
These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. For example, we may be unable to realize the potential benefits of the proposed partnership with Hubble because (i) if we fail to reach exclusive, definitive agreements with Hubble, our competitors could execute such agreements in lieu of or as well as us; (ii) a competitor of ours may gain access to Hubble’s technology, or develop or acquire rights to similar or better technology; (iii) our competitors may develop superior technology; (iv) we may not be successful in launching a sufficient number of satellites to provide coverage that is commercially beneficial; (v) we do not believe this technology will provide for viable consumer products until 2028, and that timeline could be materially longer; and (vi) Hubble’s technology may be unable to support our products, or a sufficiently large number of devices to make the partnership commercially beneficial. We discuss in greater detail many of these risks and uncertainties under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K, as updated, amended, or superseded by the risks and uncertainties described under similar headings in our subsequent Quarterly Reports on Form 10-Q and other filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus supplement and the accompanying prospectus, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

MARKET, INDUSTRY AND OTHER DATA
Within this prospectus supplement, we reference information and statistics regarding the industry and market within which we compete and our competitive position. We have obtained this information and statistics from various independent third-party sources, including independent industry publications, reports by market research firms and other independent sources. Some data and other information contained in this prospectus supplement are also based on management’s estimates and calculations, which are derived from our review and interpretation of internal company research, surveys, and independent sources. Data regarding the industries in which we compete and our market position and market share within these industries are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control, but we believe they generally indicate size, position, and market share within these industries. While we believe such information is reliable, we have not independently verified any third-party information. While we believe our internal company research, surveys and estimates are reliable, such research, surveys and estimates have not been verified by any independent source. In addition, assumptions and estimates of our and our industries’ future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” in this prospectus supplement and under similar headings in the documents incorporated by reference, including our Quarterly Report. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See the section titled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
We estimate that we will receive net proceeds from this offering of approximately $84.4 million (or approximately $82.6 million if the underwriters exercise their option to purchase additional shares of our common stock from the selling securityholders) assuming an initial public offering price of $30.43 per share of our common stock, and after deducting the estimated underwriting discount and estimated offering expenses payable by us, including the payment of the underwriting discounts and commissions applicable to the sale of shares of common stock by the selling securityholders. We will not receive any of the proceeds from the sale of our common stock in this offering by the selling securityholders identified in this prospectus supplement, but we have agreed to pay the selling securityholders for certain of their expenses in connection with this offering, including all underwriting discounts and commissions applicable to the sale of shares of common stock by the selling securityholders.
The principal purposes of this offering are to increase our capitalization and financial flexibility and create a public market for our common stock in the United States. We currently intend to use the net proceeds we receive from this offering for general corporate purposes, including working capital, operating expenses, and capital expenditures. We may also use a portion of the net proceeds for acquisitions or strategic investments in complementary businesses, products, services, or technologies. However, we do not currently have agreements or commitments to enter into any such acquisitions or investments. We cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. We will have broad discretion over how to use the net proceeds to us from this offering. We intend to invest the net proceeds to us from the offering that are not used as described above in investment-grade, interest-bearing instruments.

DIVIDEND POLICY
We have never paid or declared any cash dividends on our common stock or CDIs in the past, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business. Subject to such restrictions, any future determination to pay dividends or other distributions from our reserves will be at the discretion of our Board and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our Board deems relevant.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the initial public offering price per share and the as adjusted net tangible book value per share of our common stock after this offering.
As of March 31, 2024, we had a net tangible book value of $61.3 million, or $0.88 per share. After giving effect to the sale of 3,286,231 shares of our common stock in this offering at an assumed initial public offering price of $30.43 per share, and after deducting the estimated underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2024 would have been approximately $145.7 million, or approximately $2.00 per share. This amount represents an immediate increase in net tangible book value of approximately $1.12 per share to our existing securityholders and an immediate dilution in net tangible book value of approximately $28.43 per share to new investors purchasing shares of our common stock in this offering.
Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the initial public offering price per share paid by new investors. The following table illustrates this dilution (without giving effect to any exercise by the underwriters of their option to purchase additional shares):

Assumed initial public offering price per share		$30.43
Net tangible book value per share as of March 31, 2024	$0.88
Increase in net tangible book value per share attributable to this offering	$1.12
As adjusted net tangible book value per share after this offering		$2.00
Dilution per share to new investors participating in this offering		$28.43
The dilution information discussed above is illustrative only and will change based on the actual initial public offering price and other terms of this offering determined at pricing.
Each $1.00 increase (decrease) in the assumed initial public offering price of $30.43 per share, would increase (decrease) the as adjusted net tangible book value per share after this offering by approximately $0.04, and dilution in net tangible book value per share to new investors participating in this offering by approximately $0.96, assuming (i) that the number of shares of our common stock offered by us, as set forth on the cover page of this prospectus supplement, remains the same, (ii) that the number of shares outstanding immediately prior to this offering remains 69,720,407 shares (including the exercise of warrants and options to purchase shares of common stock and the issuance of shares of common stock issuable upon the conversion of outstanding convertible notes in connection with this offering), and (iii) deduction of the estimated underwriting discount and estimated offering expenses payable by us. Each increase of 1.0 million shares in the number of shares of our common stock offered by us would increase our as adjusted net tangible book value per share after this offering by approximately $0.35 per share and decrease the dilution to new investors participating in this offering by approximately $0.35 per share, assuming that the assumed initial public offering price and number of shares sold by the selling securityholders remains the same, and after deducting the estimated underwriting discount and estimated offering expenses payable by us. Similarly, each decrease of 1.0 million shares in the number of shares of our common stock offered by us would decrease our as adjusted net tangible book value per share by $0.37 per share and increase the dilution to new investors by $0.37 per share, assuming that the assumed initial public offering price and number of shares sold by the selling securityholders remains the same, and after deducting the estimated underwriting discount and estimated offering expenses payable by us.
The following table summarizes, as of March 31, 2024, on the as adjusted basis described above, the number of shares of our common stock purchased or to be purchased from us, the total consideration paid or to be paid to us, and the average price per share paid or to be paid to us by existing securityholders and new investors participating in this offering at an assumed initial public offering price of $30.43 per share, before deducting the estimated underwriting discount and estimated offering expenses payable by us. As the table below shows, new investors participating in this offering will pay an average price per share substantially higher than our existing securityholders paid.

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Amount	Percent
	(in thousands, except percentages and per share prices)
Existing stockholders	69,720	95.5%	$535,805	84.3%	$7.69
New investors	3,286	4.5%	$100,000	15.7%	$30.43
Total	73,006	100%	$635,805	100%
If the underwriters exercise their option to purchase additional shares in full, our existing securityholders would own 90.9%, and the investors purchasing shares of our common stock in this offering would own 9.1% of the total number of shares of our common stock outstanding immediately after the closing of this offering.
The number of shares of our common stock that will be outstanding after this offering is based on 69,720,407 shares of our common stock outstanding as of March 31, 2024 and excludes:
•6,186,944 shares of our common stock issuable upon the exercise of options to purchase shares of our common stock outstanding as of March 31, 2024, with a weighted-average exercise price of $6.26 per share (including 89,502 shares of our common stock that were issued upon the exercise of options to purchase shares of our common stock between March 31, 2024 and May 21, 2024 and excluding options that are assumed to be exercised prior to the closing of this offering discussed in detail below);
•5,408,458 shares of our common stock issuable upon settlement of RSUs outstanding as of March 31, 2024;
•933,356 shares of our common stock issuable upon settlement of RSUs that were granted after March 31, 2024;
•7,761 shares of our common stock issuable upon the exercise of warrants outstanding as of March 31, 2024, with an exercise price of $6.44 per share (which expire on September 4, 2025) (excluding warrants that are assumed to be exercised prior to the closing of this offering discussed in detail below);
•88,212 shares of our common stock issuable upon the exercise of warrants outstanding as of March 31, 2024, with an exercise price of $11.96 per share (which expire on July 1, 2026) (excluding warrants that are assumed to be exercised prior to the closing of this offering discussed in detail below);
•325,981 shares of our common stock issuable upon the conversion of outstanding convertible notes as of March 31, 2024 (including 157,685 shares of our common stock that were issued upon the conversion of the September 2021 Convertible Notes (as defined below) in April 2024 and excluding notes that are assumed to be converted prior to the closing of this offering discussed in detail below); and
•13,816,316 shares of our common stock reserved for future issuance under our 2011 Equity Incentive Plan as of March 31, 2024.
The number of shares of our common stock that will be outstanding after this offering assumes:
•the cash exercise of warrants to purchase shares of our common stock outstanding as of March 31, 2024, which will result in the issuance of 88,212 shares of common stock in connection with this offering;
•the cash exercise of options to purchase shares of our common stock outstanding as of March 31, 2024, which will result in the issuance of 7,941 shares of common stock in connection with this offering; and
•the issuance of 184,192 shares of our common stock issuable upon the conversion of outstanding convertible notes as of March 31, 2024.

To the extent any additional outstanding options or warrants are exercised or outstanding RSUs settle, there will be further dilution to new investors. If all of such outstanding options and warrants had been exercised and RSUs had settled as of March 31, 2024, the as adjusted net tangible book value per share after this offering would be $1.77, and total dilution per share to new investors would be $28.66, assuming an initial public offering price of $30.43 per share.

PRINCIPAL AND SELLING SECURITYHOLDERS
The following table sets forth certain information regarding the beneficial ownership of our common stock (including shares underlying all issued and outstanding CDIs) as of May 21, 2024 by:
•each person who, to our knowledge, owns more than 5% of our common stock,
•each of our named executive officers and directors,
•all of our executive officers and directors as a group, and
•each of the selling securityholders.
Shares of our common stock subject to options, warrants, or other rights currently exercisable, or exercisable within 60 days of May 21, 2024, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. As of May 21, 2024, we had 69,687,249 shares of our common stock issued and outstanding, including all shares of our common stock underlying issued and outstanding CDIs. Applicable percentage ownership after this offering is based on 73,006,638 shares outstanding immediately after the closing of this offering, which assumes (i) the assumed cash exercise of warrants underlying 88,212 shares of common stock in connection with this offering, (ii) the exercise of options to purchase 7,941 shares of our common stock in connection with this offering, and (iii) the issuance of 184,192 shares of common stock pursuant to the conversion of convertible notes in connection with this offering.

Unless otherwise indicated below, the address for each beneficial owner is c/o Life360, Inc., 1900 S. Norfolk Street, Suite 310, San Mateo, California 94107.

Name of beneficial owner	Shares Beneficially Owned Prior to this Offering(1)		Shares of our Common Stock Being Offered	Shares Beneficially Owned Following this Offering(1)
	Shares	%		Shares	%
Directors, named executive officers and 5% stockholders
Chris Hulls(2)	4,134,729	5.8%	324,283	3,786,656	5.0%
Russell Burke(3)	664,389	*	39,050	625,339	*
Lauren Antonoff(4)	141,888	*	—	141,888	*
Susan Stick(5)	566	*	—	566	*
David Rice(6)	732,377	1.0%	43,495	688,882	*
John Philip Coghlan(7)	379,725	*	—	379,725	*
Mark Goines(8)	284,156	*	60,348	223,808	*
Alex Haro(9)	2,611,318	3.7%	1,032,390	1,554,602	2.1%
Brit Morin(10)	154,137	*	—	154,137	*
Charles (CJ) Prober(11)	613,226	*	317,622	295,604	*
James Synge(12)	680,247	*	190,711	438,416	*
David Wiadrowski(13)	80,582	*	23,822	56,760	*
Randi Zuckerberg(14)	54,441	*	—	54,441	*
All directors and executive officers as a group (13 individuals)(15)	10,531,781	13.3%	2,031,721	8,400,824	10.8%
Other selling securityholders
ICCA Labs, LLC(16)	133,408	*	105,933	27,475	*
Heads of human resources and marketing departments(17)	368,262	*	16,676	351,586	*
Heads of engineering departments(17)	383,698	*	19,057	364,641	*
Warrant and noteholders(18)	365,695	*	290,382	75,313	*
__________________
*Indicates ownership of less than 1%.
(1)Includes shares of common stock underlying issued and outstanding CDIs.
(2)Represents (i) 951,032 shares of common stock held directly by Mr. Hulls; (ii) 1,171,291 shares of our common stock underlying 3,513,874 CDIs held directly by Mr. Hulls; (iii) 29,960 shares of our common stock underlying 89,880 CDIs held indirectly through ICCA Labs, LLC (“ICCA”); (iv) 1,970,027 shares underlying options to purchase common stock that are exercisable within 60 days of May 21, 2024; (v) 7,451 shares underlying RSUs that were vested as of, and will be issued within 60 days of, May 21, 2024; and (vi) 4,968 shares underlying RSUs that vest but will not be issued within 60 days of May 21, 2024 for administrative reasons. Mr. Hulls is a member of ICCA Labs, LLC and the number of shares reported herein represents his proportionate ownership interest in ICCA Labs, LLC. 408,389 shares of our common stock are being offered by Mr. Hulls and 23,790 shares of our common stock beneficially held by Mr. Hulls are being offered by ICCA.
(3)Represents (i) 49,178 shares of our common stock held directly by Mr. Burke; (ii) 588,620 shares underlying options to purchase common stock that are exercisable within 60 days of May 21, 2024; (iii) 16,244 shares underlying RSUs that were vested as of, and will be issued within 60 days of, May 21, 2024; and (iv) 10,347 shares underlying RSUs that vest but will not be issued within 60 days of May 21, 2024 for administrative reasons.
(4)Represents (i) 120,515 shares underlying RSUs that were vested as of, and will be issued within 60 days of, May 21, 2024; and (ii) 21,373 shares underlying RSUs that vest but will not be issued within 60 days of May 21, 2024 for administrative reasons.
(5)Represents (i) 566 shares underlying RSUs that vest but will not be issued within 60 days of May 21, 2024 for administrative reasons.
(6)Represents (i) 8,393 shares of common stock held directly by Mr. Rice; (ii) 217,570 shares of our common stock underlying 652,710 CDIs held directly by Mr. Rice; (iii) 492,424 shares underlying options to purchase common stock that are exercisable within 60 days of May 21, 2024; (iv) 8,394 shares underlying RSUs that were vested as of, and will be issued within 60 days of, May 21, 2024; and (v) 5,596 shares underlying RSUs that vest but will not be issued within 60 days of May 21, 2024 for administrative reasons.
(7)Represents (i) 76,911 shares of our common stock held directly by Mr. Coghlan; (ii) 34,893 shares of our common stock held indirectly through the John Coghlan Living Trust; (iii) 265,004 shares underlying options to purchase common stock that are exercisable within 60 days of May 21, 2024; and (iv) 2,917 shares underlying RSUs that were vested as of, and will be issued within 60 days of, May 21, 2024.
(8)Represents (i) 60,116 shares of our common stock held directly by Mr. Goines; (ii) 187,589 shares of our common stock underlying 562,767 CDIs held indirectly through the Goines Wong Living Trust; (iii) 34,045 shares underlying options to purchase common stock that are exercisable within 60 days of May 21, 2024; and (iv) 2,405 shares underlying RSUs that were vested as of, and will be issued within 60 days of, May 21, 2024. 76,000 shares of our common stock are being offered by the Goines Wong Living Trust.
(9)Represents (i) 2,170,573 shares of our common stock held directly by Mr. Haro; (ii) 30,635 shares of our common stock underlying 91,905 CDIs held indirectly through ICCA Labs, LLC; (iii) 407,837 shares underlying options to purchase common stock that are exercisable within 60 days of May 21, 2024; and (iv) 2,273 shares underlying RSUs that were vested as of, and will be issued within 60 days of, May 21, 2024. Mr. Haro is a member of ICCA and the number of shares reported herein represents his proportionate ownership interest in ICCA. 1,300,149 shares of our common stock are being offered by Mr. Haro and 24,326 shares of our common stock beneficially held by Mr. Haro are being offered by ICCA.
(10)Represents (i) 24,738 shares of our common stock held directly by Ms. Morin; (ii) 127,031 shares underlying options to purchase common stock that are exercisable within 60 days of May 21, 2024; and (iii) that were vested as of, and will be issued within 60 days of, May 21, 2024.
(11)Represents (i) 311 shares of our common stock held directly by Mr. Prober; (ii) 481,992 shares of our common stock underlying 1,445,976 CDIs held directly by Mr. Prober; and (iii) 130,923 shares underlying options to purchase common stock that are exercisable within 60 days of May 21, 2024.
(12)Represents (i) 28,599 shares of our common stock held directly by Mr. Synge; (ii) 480,347 shares of our common stock underlying 1,441,041 CDIs held directly by Mr. Synge; (iii) 64,379 shares of our common stock underlying 193,137 CDIs held indirectly through ICCA Labs, LLC (the “ICCA Shares”). Mr. Synge has shared investment control held over Carthona Capital FS Pty Ltd. (“Carthona Capital”). Carthona Capital is a member of ICCA. The ICCA Shares reported as beneficially owned by Mr. Synge represent Carthona Capital’s proportionate ownership interest in ICCA. Mr. Synge disclaims beneficial ownership of these ICCA Shares except to the extent of his pecuniary interest therein; (iv) 70,573 shares of common stock underlying 211,720 CDIs held indirectly through Stynge Pty Ltd ATF Sandy Bay Trust; (v) 33,972 shares underlying options to purchase common stock that are exercisable within 60 days of May 21, 2024; and (vi) 2,377 shares underlying RSUs that were vested as of, and will be issued within 60 days of, May 21, 2024. 240,174 shares of our common stock are being offered by Mr. Synge and 51,120 shares of our common stock beneficially held by Mr. Synge are being offered by ICCA.
(13)Represents (i) 32,408 shares of our common stock held directly by Mr. Wiadrowski; (ii) 8,256 shares of our common stock underlying 24,768 CDIs held directly by Mr. Wiadrowski; (iii) 37,361 shares underlying options to purchase common stock that are exercisable within 60 days of May 21, 2024; and (iv) 2,557 shares underlying RSUs that were vested as of, and will be issued within 60 days of May 21, 2024.
(14)Represents (i) 14,194 shares of our common stock held directly by Ms. Zuckerberg; (ii) 37,870 shares underlying options to purchase common stock that are exercisable within 60 days of May 21, 2024; and (iii) 2,377 shares underlying RSUs that were vested as of, and will be issued within 60 days of May 21, 2024.
(15)Represents (i) 3,451,346 shares of our common stock; (ii) 2,742,592 shares of our common stock underlying 8,227,778 CDIs; (iii) 4,125,114 shares underlying options to purchase common stock that are exercisable within 60 days of May 21, 2024; (iv) 49,364 shares underlying RSUs that were vested as of, and will be issued within 60 days of May 21, 2024; and (v) 20,911 shares underlying RSUs that vest but will not be issued within 60 days of May 21, 2024 for administrative reasons held by our executive officers and directors as a group.
(16)Represents (i) 124,974 shares of our common stock held of record by ICCA beneficially held by each of Mr. Hulls, Mr. Haro and Mr. Synge listed in footnotes 2, 9, and 12 above; and (ii) 8,434 shares of our common stock held of record by ICCA beneficially held by Itamar Novick. Messrs. Hulls, Haro and Novick and Carthona Capital are members of ICCA and have shared, proportionate investment and voting control over the shares held by ICCA. 23,790, 24,326, 51,120 and 6,697 shares of our common stock beneficially held by Messrs. Hull, Haro, Synge and Novick, respectively, are being offered by ICCA.
(17)Consists of selling stockholders not otherwise listed in this table who within the groups indicated collectively beneficially own less than 1% of our common stock.
(18)Consists of selling stockholders not otherwise listed in this table who collectively own less than 1% of our common stock. Includes the number of shares that such selling stockholders have the right to acquire pursuant to the exercise of warrants and conversion of convertible notes that will result in shares of our common stock to be issued in connection with this offering.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the rights of our capital stock and some of the provisions of our Certificate of Incorporation and Bylaws, including certain provisions that will become effective in connection with this offering, and relevant provisions of the DGCL. The descriptions herein are qualified in their entirety by our Certificate of Incorporation and Bylaws, as amended in connection with this offering, copies of which have been filed or are incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, as well as the relevant provisions of the DGCL.
Authorized Capital Stock
Our authorized capital stock consists of 500,000,000 shares, all with a par value of $0.001 per share. As of March 31, 2024, we had 69,440,062 shares of our common stock outstanding, including all shares of our common stock underlying all issued and outstanding CDIs.
Common Stock
Voting Rights
Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, except as otherwise expressly provided in our Certificate of Incorporation or required by applicable law. Holders of our CDIs are entitled to one vote for every three CDIs they hold. Cumulative voting for the election of directors is not provided for in our Certificate of Incorporation, which means that the directors then standing for election are elected by a plurality of votes of shares of common stock cast at the election. These provisions in our Certificate of Incorporation could discourage potential takeover attempts. See “Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws” below.
Dividend Rights
Subject to prior rights that may apply to shares of our common stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our Board may determine. We do not anticipate paying any cash dividends in the foreseeable future.
Liquidation Rights
Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock.
Preemptive or Similar Rights
Holders of our common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock.
Fully Paid and Non-Assessable
All of the outstanding shares of our common stock are fully paid and non-assessable.
Options
As of March 31, 2024, we had outstanding options to purchase an aggregate of 6,186,944 shares of our common stock, with a weighted-average exercise price of $6.26 per share under our 2011 Equity Incentive Plan.
Restricted Stock Units
As of March 31, 2024, we had outstanding awards of RSUs covering 5,408,458 shares of our common stock.

Warrants
As of March 31, 2024, we had the following issued and outstanding warrants:
•Warrants to purchase 88,212 shares of our common stock with an exercise price of $11.96 per share and a term of five years, which expire on July 1, 2026. It is expected that 88,212 warrants will be exercised prior to, and in connection with, the closing of this offering.
•Warrants to purchase 7,761 shares of our common stock with an exercise price of $6.44 per share and a term of 10 years which expire on September 4, 2025. The warrant has a cashless exercise provision pursuant to which the holder, in lieu of paying the exercise price in cash, can surrender the warrant and receive a number of shares based on the (x) fair market value of such shares minus the exercise price multiplied by (y) the number of shares with respect to which the warrant is being exercised divided by (z) the fair market value of the shares. It is expected that no warrants will be exercised prior to, and in connection with, the closing of this offering.
Convertible Notes
In July 2021, we issued convertible notes in the aggregate principal amount of $2.1 million (the “July 2021 Convertible Notes”). The outstanding principal and any accrued and unpaid interest under these notes shall, at the option of the noteholder, either automatically convert, in the event of a change of control, SPAC transaction or qualified initial public offering, into shares of our common stock at a conversion price of $11.96 per share, or be repaid in full. Prior to the date hereof, each of the noteholders elected to convert their notes into shares of our common stock, contingent upon the closing of this offering.
In September 2021, in connection with the acquisition of Jiobit, we issued convertible notes representing an aggregate fair value of $11.6 million (the “September 2021 Convertible Notes”). These notes were convertible into shares of our common stock at any time subsequent to the acquisition of Jiobit at a fixed conversion price of $22.50 per share. Pursuant to the terms of the notes, we repaid one third of the unconverted principal balance plus accrued interest to the holders of such notes, at a fixed conversion price of $22.50 per share, on each of the first and second anniversaries of the issuance date. As of March 31, 2024, there was an aggregate principal amount of $3.4 million outstanding. In April 2024, the holders elected to convert their September 2021 Convertible Notes and accrued interest to common stock based on the fixed conversion price of $22.50 per share.
CHESS Depositary Interests
Shares of our common stock are traded on the ASX in the form of CDIs, under the symbol “360.” Shares of our common stock are not traded on the ASX because ASX’s electronic settlement system, known as CHESS, cannot be used for the transfer of securities of issuers incorporated in certain countries, including the United States. CDIs have been created to facilitate electronic settlement and transfer in Australia for companies in this situation. Legal title to the shares of our common stock underlying the CDIs is held by an Australian depositary nominee, CDN.
CDIs are units of beneficial ownership in shares of our common stock. Each CDI represents a beneficial interest in one-third of a share of our common stock. The CDI holders receive all direct economic and other benefits of shares of our common stock on a 3-for-1 basis. The CDIs may be transmuted into shares of our common stock on a 3-for-1 basis at the election of the CDI holder.
There are a number of differences between holding CDIs and shares of our common stock. The major differences are that:
•CDI holders do not have legal title in the underlying shares of our common stock to which the CDIs relate (the chain of title in the shares underlying the CDIs is summarized above); and
•CDI holders are not able to vote personally as stockholders at a meeting of Life360. Instead, CDI holders are provided with a voting instruction form which will enable them to instruct the depositary nominee in relation to the exercise of voting rights.

Alternatively, CDI holders can transmute their CDIs into shares of our common stock in sufficient time before the relevant meeting, in which case they will be able to vote personally as stockholders of Life360.
Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Some provisions of Delaware law, our Certificate of Incorporation, and Bylaws, including provisions that will become effective in connection with this offering, contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our common stock.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
In connection with this offering, the Board has approved certain amendments to the Bylaws, which include conforming changes to reflect the amendments to our Certificate of Incorporation that were approved by stockholders at our 2024 Annual Meeting of Stockholders held on May 29, 2024, as well as certain other changes that the Board believes to be in the best interests of us and our stockholders, as described below.
Stockholder Meetings
Our Bylaws provide that a special meeting of stockholders may be called only by our Board, the chairperson of our Board, the chief executive officer, or the president, and shall be called by the secretary following receipt of signed written requests to call a special meeting from the holders of at least 10% of the outstanding shares of stock of the corporation.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our Bylaws currently require that nominations for the election of directors by a stockholder must be received no later than 35 business days prior to the date of the annual meeting. Our Bylaws have been amended in connection with this offering to, among other things, replace this requirement and establish additional advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors, or a committee of the board of directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
Elimination of Stockholder Action by Written Consent
Our Certificate of Incorporation and Bylaws eliminate the right of stockholders to act by written consent without a meeting, which may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our Bylaws or remove directors without holding a meeting of our stockholders called in accordance with our Bylaws.
Staggered Board
Our Board is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Vacancies; Removal of Directors
Our Bylaws provide that any newly created directorship on our Board that results from an increase in the number of directors and any vacancy occurring on our Board may only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by the stockholders). Our Bylaws have been amended in connection with this offering to provide that no members of our Board may be removed from office by our stockholders except for cause by holders of a majority of the shares then entitled to vote at an election of directors. These provisions would prevent a stockholder from increasing the size of our Board and then gaining control of our Board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our Board and promotes continuity of management.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset, or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our Board.
The provisions of Delaware law, our Certificate of Incorporation, and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our Board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Corporate Opportunities
The Certificate of Incorporation provides for the renouncement by us of any interest or expectancy of ours in, or being offered an opportunity to participate in any matter, transaction, or interest that is presented to, or acquired, created, or developed by, or which otherwise comes into possession of, any of our directors who is not an employee or officer of us or any of our subsidiaries, unless such matter, transaction, or interest is presented to, or acquired, created, or developed by, or otherwise comes into the possession of any of our directors expressly and solely in that director’s capacity as our director.
Choice of Forum
Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, (A) the Court of Chancery of the State of Delaware will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (1) any derivative action or proceeding brought on our behalf; (2) any action or proceeding asserting a claim of breach of a fiduciary duty by any of our stockholders, directors, officers, employees or agents to us or our stockholders; (3) any action or proceeding asserting a claim against us arising pursuant to any provision of the General Corporation Law of the State of Delaware or our Certificate of Incorporation or Bylaws or (4) any action or proceeding asserting a claim governed by the internal affairs doctrine, and (B) the federal district courts of the U.S. will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act, including all causes of action asserted against any defendant named in such complaint. The exclusive forum provision does not apply to any actions brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

Limitations on Liability and Indemnification of Directors and Officers
Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our Certificate of Incorporation permits indemnification of our directors and officers to the maximum extent permitted by the DGCL, and our Bylaws will provide that we will indemnify our directors and officers to the maximum extent permitted by the DGCL.
We have entered into indemnification agreements with our directors and executive officers, whereby we have agreed to indemnify our directors and executive officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or executive officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of ours, provided that such director or executive officer acted in good faith and in a manner that the director or executive officer reasonably believed to be in, or not opposed to, our best interest.
The indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws that will each be in effect immediately prior to the closing of this offering and the indemnification agreements that we have entered into or will enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving a director or officer of ours regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.
We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.
Certain of our non-employee directors may, through their relationships with their employers, be insured and/ or indemnified against certain liabilities incurred in their capacity as members of our board of directors.
Exchange Listing
Our common stock is listed on the ASX under the symbol “360” in the form of CDIs. In addition, we have been approved to list our common stock on the Nasdaq Global Select Market under the symbol “LIF”. Upon listing our common stock on the Nasdaq Global Select Market, we intend to apply to ASX to convert our listing on ASX to an ASX Foreign Exempt Listing.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock, including shares underlying all issued and outstanding CDIs, is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, MA 02021, and its telephone number is (866) 595-6048.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR COMMON STOCK
The following is a summary of certain material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of our common stock offered pursuant to this prospectus supplement. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, does not address the potential application of the Medicare contribution tax on net investment income, the alternative minimum tax provisions of the Code, or special tax accounting rules under Section 451(b) of the Code, and does not address any estate or gift tax consequences or any tax consequences arising under any state, local, or non-U.S. tax laws, or any other U.S. federal tax laws. This discussion is based on the Code and applicable Treasury Regulations promulgated thereunder, published rulings, and administrative pronouncements of the IRS, and judicial decisions, all as in effect as of the date hereof. These authorities are subject to differing interpretations and may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
This discussion is limited to non-U.S. holders who purchase our common stock offered by this prospectus supplement and who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including:
•certain former citizens or long-term residents of the United States;
•partnerships or other entities or arrangements treated as partnerships, pass-throughs, or disregarded entities for U.S. federal income tax purposes (and investors therein);
•“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•banks, financial institutions, investment funds, insurance companies, brokers, dealers, or traders in securities;
•tax-exempt organizations and governmental organizations;
•tax-qualified retirement plans;
•persons that own, or have owned, actually or constructively, more than 5% of our common stock;
•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;
•persons who have elected to mark securities to market;
•persons holding our common stock as part of a hedging or conversion transaction or straddle, or a constructive sale, or other risk reduction strategy or integrated investment;
•persons who acquire our common stock through the exercise of an employee option or otherwise as compensation; and
•corporations organized outside of the United States, any state thereof and the District of Columbia that are nonetheless treated as U.S. taxpayers for U.S. federal income tax purposes
If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships holding our common stock and the partners in such partnerships are urged to consult their tax advisors about the particular U.S. federal income tax consequences to them of holding and disposing of our common stock.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING, AND DISPOSING OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, OR NON-U.S. TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS.
Definition of Non-U.S. Holder
For purposes of this discussion, a non-U.S. holder is any beneficial owner of our common stock that is not a “U.S. person” or a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
Distributions on Our Common Stock
As described in the section titled “Dividend Policy,” we have not paid and do not anticipate paying dividends in the foreseeable future. However, if we make cash or other property distributions on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts that exceed such current and accumulated earnings and profits and, therefore, are not treated as dividends for U.S. federal income tax purposes will constitute a return of capital, and will first be applied against and reduce a holder’s tax basis in our common stock, but not below zero. Any amount distributed in excess of basis will be treated as gain realized on the sale or other disposition of our common stock and will be treated as described under the section titled “—Gain on Disposition of Our Common Stock” below.
Subject to the discussions below regarding effectively connected income, backup withholding, and FATCA, dividends paid to a non-U.S. holder of our common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish us or our paying agent with a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or an applicable successor form) certifying such holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent before the payment of dividends and must be updated periodically. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.
Non-U.S. holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on our common stock are effectively connected with such holder’s U.S. trade or business (and if required by an applicable tax treaty, are attributable to such holder’s permanent establishment in the United States), the non-U.S. holder generally will be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder generally must furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent.
However, any such effectively connected dividends paid on our common stock generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Gain on Disposition of Our Common Stock
Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other disposition of our common stock, unless:
•the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States;
•the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or
•our common stock constitutes a “United States real property interest” by reason of our status as a United States real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock, and our common stock is not regularly traded on an established securities market as defined by applicable Treasury Regulations.
Determining whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. We believe that we are not currently and do not anticipate becoming a USRPHC for U.S. federal income tax purposes, although there can be no assurance we will not in the future become a USRPHC. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock generally will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of distributions on our common stock paid to such holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required (because the distributions were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty). This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends on, or the gross proceeds of a disposition of, our common stock provided the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.
Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.
Withholding on Foreign Entities
FATCA imposes a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. FATCA applies dividends paid on our common stock and, subject to the proposed Treasury Regulations described below, also applies to gross proceeds from sales or other dispositions of our common stock. The U.S. Treasury Department released proposed Treasury Regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a disposition of our common stock. In its preamble to such proposed Treasury Regulations, the U.S. Treasury Department stated that taxpayers generally may rely on the proposed Treasury Regulations until final regulations are issued.
Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our common stock.

UNDERWRITING
We, the selling securityholders and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman Sachs & Co. LLC, Evercore Group L.L.C. and UBS Securities LLC are the representatives of the underwriters.

Underwriters	Number of Shares
Goldman Sachs & Co. LLC
Evercore Group L.L.C.
UBS Securities LLC
Stifel, Nicolaus & Company, Incorporated
Canaccord Genuity LLC
Citizens JMP Securities, LLC
Loop Capital Markets LLC
Total
The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.
The underwriters have an option to buy up to an additional 862,500 shares from the selling securityholders to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.
The following table shows the per share and total underwriting discounts and commissions, and proceeds before expenses to us and the selling securityholders. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 862,500 additional shares.

	No Exercise	Full Exercise
Per share	$—	$—
Underwriting discounts and commissions to be paid by us(1)
Proceeds, before expenses, to us(1)
Proceeds, before expenses, to selling securityholders(1)	$—	$—
__________________
(1)We have agreed to pay the selling securityholders for certain of their expenses in connection with this offering, including all underwriting discounts and commissions applicable to the sale of shares of common stock by the selling securityholders.
Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $      per share from the initial public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We and our officers, directors, and certain holders of our common stock, including the selling securityholders, have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of Goldman Sachs & Co. LLC.
The foregoing restrictions on our officers, directors, and certain holders of our common stock, including the selling securityholders, do not apply to, among other things, and subject in certain cases to various conditions:

i.transfers as bona fide gifts, charitable contributions, or for bona fide estate planning purposes;
ii.transfers upon death by will, testamentary document, or the laws of intestate succession;
iii.transfers to immediate family members or to any trust for the direct or indirect benefit of the holder or the immediate family of the holder or, if the holder is a trust, to a trustor or beneficiary of the trust or the estate of a beneficiary of such trust;
iv.transfers to a corporation, partnership, limited liability company, or other entity of which the holder and the immediate family of the holder are the legal and beneficial owner of all of the outstanding equity securities or similar interests;
v.transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above;
vi.transfers by a business entity (A) to an affiliated or controlled entity or (B) as part of a distribution to the holder’s securityholders, partners, members, or other equityholders or to the estate of any such securityholders, partners, members, or other equityholders;
vii.transfers by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, or separation agreement;
viii.transfers to us (A) from one of our employees upon their death, disability, or termination of employment, in each case, of such employee or (B) pursuant to agreements under which we have (1) the option to repurchase such securities or (2) a right of first refusal with respect to transfers of such securities upon termination of service of the undersigned;
ix.if the holder is not an officer or director, transfers of shares acquired (A) from the underwriters in this offering or (B) in open market transactions after the closing of this offering;
x.transfers to us in connection with the vesting, settlement, or exercise of RSUs, restricted stock, options, warrants, or other rights to purchase shares of our common stock (including, in each case, by way of “net” or “cashless” exercise), including any transfer to us for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such RSUs, restricted stock, options, warrants or other rights, or in connection with the conversion or exchange or convertible or exchangeable securities of us or any of our subsidiaries, and any transfer necessary to generate such amount of cash needed for the payment of taxes, including estimated taxes, due as a result of the vesting or settlement of RSUs whether by means of a “net settlement” or otherwise, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan or arrangement, or pursuant to the terms of convertible or exchangeable securities, as applicable, each as described in this prospectus supplement, provided that any securities received upon such vesting, settlement, exercise or conversion that are not transferred to cover any such tax obligations shall be subject to the terms of such lock-up agreement;
xi.in connection with the sale or other transfer of shares of common stock to satisfy any tax obligations or payments due as a result of (A) the termination of employment with us, the exercise of stock options that will expire during the lock-up period or (B) the settlement of RSUs pursuant to awards granted under a stock incentive plan or other equity award plan or arrangement described in this prospectus supplement, provided that, in each case, any securities received upon such exercise or settlement that are not transferred to cover any such tax obligations shall be subject to the terms of such lock-up agreement;
xii.in connection with the termination of employment of our or our subsidiaries’ employees, including following the voluntary resignation of such employee, if the disposition of such securities is determined by us to be required under applicable law; and
xiii.transfers to us in connection with the conversion, exchange or reclassification of our outstanding equity securities into shares of common stock, or any reclassification, exchange or conversion of the common stock, in each case as described in this prospectus supplement, provided that any such shares of common stock received upon such conversion, exchange or reclassification shall be subject to the terms of such lock-up agreement.
Prior to the offering, there has been no public market for the shares in the United States. The initial public offering price has been negotiated among us and the representatives. Among the factors to be considered in determining the initial public offering price of the shares, in addition to prevailing market conditions, will be the trading price of our CDIs on the ASX, our historical performance, estimates of the business potential and our earnings prospects, an assessment of our management and the consideration of the above factors in relation to market valuation of companies in related businesses.
We have been approved to list the common stock on the Nasdaq Global Select Market under the symbol "LIF".
In connection with the offering, the underwriters may engage in stabilizing actions, which involve the purchase and sale of shares of common stock in the open market. These stabilizing actions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions may take place in relation to the offering, as well as other purchases by the underwriters for their own accounts, and may have the effect of preventing or retarding a decline in the market price of the company’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on NYSE, Nasdaq or relevant exchange, in the over-the-counter market or otherwise.
We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $3.3 million. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $40,000.
We and the selling securityholders have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
To the extent that Goldman Sachs & Co. LLC is providing financial services in Australia, Goldman Sachs & Co. LLC is exempt from the requirement to hold an Australian financial services license for the financial services it provides in Australia. Goldman Sachs & Co. LLC is regulated by a non-Australian regulator under non-Australian laws which differ from Australian laws, specifically, Goldman Sachs & Co. LLC is regulated by the US Securities and Exchange Commission under US laws.
Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area (each, a "Relevant Member State"), an offer to the public of any shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the EU Prospectus Regulation:
a.to any legal entity which is a "qualified investor" as defined under the EU Prospectus Regulation;
b.to fewer than 150 natural or legal persons (other than "qualified investors" as defined under the EU Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or
c.in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation, provided that no such offer of shares shall result in a requirement for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and the Company that it is a qualified investor within the meaning of Article 2 of the EU Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 1(4) of the EU Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a "qualified investor" and who has notified the underwriters of such fact in writing may, with the prior consent of the Notwithstanding the above, a person who is not a "qualified investor" and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire shares in the offer.
For the purposes of this provision, the expression an "offer to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression "EU Prospectus Regulation" means Regulation (EU) 2017/1129.
United Kingdom
An offer to the public of any shares may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any shares may be made at any time under the following exemptions under the UK Prospectus Regulation:
a.to any legal entity which is a "qualified investor" as defined under the UK Prospectus Regulation;
b.to fewer than 150 natural or legal persons (other than "qualified investors" as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or
c.in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, "FSMA"), provided that no such offer of shares shall result in a requirement for the Company or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and the Company that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a "qualified investor" and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire shares in the offer.
For the purposes of this provision, the expression an "offer to the public" in relation to any shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares.
This Prospectus is only being distributed to and is only directed at: (A) persons who are outside the United Kingdom; or (B) qualified investors who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this Prospectus or any of its contents.
Canada
The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to "professional investors" as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus supplement has not been registered as a prospectus supplement with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA")) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”)
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”), or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, us, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Dubai International Finance Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Brazil
The offer and sale of the shares have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No. 160, dated 13 July 2022, as amended (“CVM Resolution 160”) or unauthorized distribution under Brazilian laws and regulations. The shares may only be offered to Brazilian Professional Investors (as defined by applicable CVM regulation), who may only acquire the shares through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these securities on regulated securities markets in Brazil in prohibited.

LEGAL MATTERS
The validity of the shares of our common stock being offered in this prospectus supplement will be passed upon for us by Cooley LLP, Santa Monica, California. Certain legal matters in connection with this offering will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.
EXPERTS
The financial statements of Life360, Inc. as of December 31, 2023, and for the year in the period ended December 31, 2023, incorporated by reference in this prospectus supplement, and the effectiveness of Life360, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements as of December 31, 2022 and 2021 and for the years then ended incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.C.), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act, with respect to the shares of our common stock being offered by this prospectus supplement. This prospectus supplement, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus supplement, we refer you to the registration statement and its exhibits. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.
You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. The ASX maintains a website that contains documents required under Australian securities laws and other information regarding our filings at www.asx.com.au.
We are subject to the information reporting requirements of the Exchange Act and we file reports, proxy statements, and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the website of the SEC referred to above. We also maintain a website at www.life360.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part the information or documents listed below that we have filed with the SEC (Commission File No. 000-56424):
•our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024;

•our Quarterly Report on Form 10-Q for the three months ended March 31, 2024, filed with the SEC on May 9, 2024;
•our Current Report on Form 8-K, filed with the SEC on June 3, 2024, to the extent the information in such report is filed and not furnished; and
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our definitive proxy statement relating to our 2024 annual meeting of securityholders, filed with the SEC on April 16, 2024.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement and will become a part of this prospectus supplement from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:
Life360, Inc.
1900 South Norfolk Street, Suite 310
San Mateo, California
(415) 484-5244
Attention: Secretary

Prospectus
Common Stock
Preferred Stock
Debt Securities
Warrants

From time to time, we or selling securityholders may offer and sell any of the securities described in this prospectus, either individually or in combination. We or selling securityholders may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants. Our ability to offer and sell preferred stock is contingent upon satisfaction of certain conditions, including receiving stockholder approval, as described in the section titled “Description of Capital Stock.”
We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. In addition, in connection with certain offers and sales of securities by the selling securityholders, we and the selling securityholders will provide, if applicable, a prospectus supplement to this prospectus containing specific information about the offering by the selling securityholders and the amounts, prices and terms of the securities being offered. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.
Prior to this offering, there has been no public market for our common stock in the United States. Our common stock trades on the Australian Securities Exchange (the “ASX”) under the symbol “360” in the form of CHESS Depositary Interests (“CDIs”). CDIs are units of beneficial ownership in shares of our common stock that are held in trust for CDI holders by CHESS Depositary Nominees Pty Limited (“CDN”), a subsidiary of ASX Limited, the company that operates the ASX. The CDIs entitle holders to dividends, if any, and other rights equivalent to shares of our common stock on a 3 CDIs-for-1 share of common stock basis. The last reported sale price of our CDIs on the ASX on May 9, 2024 (Australian Eastern Standard Time) was A$15.50 per CDI (equivalent to $30.76 per share of common stock, using an exchange rate of 0.6616 to convert Australian dollars to U.S. dollars as of May 3, 2024, as announced by the Federal Reserve). The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on any other securities exchange of the securities covered by the applicable prospectus supplement.
Investing in our securities involves a high degree of risk. Before making an investment decision, you should review carefully the risks and uncertainties described under the heading “Risk Factors” included in, or incorporated by reference into, this prospectus on page 25 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.
This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.
The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and options to purchase additional shares will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by selling securityholders. See the sections of this prospectus titled “About This Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 9, 2024.

GLOSSARY
In this prospectus supplement, unless the context suggests otherwise, the terms:
•“we,” “us,” “Life360” and “Company” refer to Life360, Inc., a Delaware corporation, and its subsidiaries;
•“$” or “USD” refers to U.S. Dollar;
•“A$” or “AUD” refers to Australian Dollar;
•“active user” refers to a member who opens the Life360 app after completing their registration;
•“ANZ” refers, collectively, to Australia and New Zealand;
•“ARPPC” refers to Average Revenue per Paying Circle. See “Summary Selected Condensed Consolidated Financial and Other Data” for more information on our key performance indicators, including how we define these metrics;
•“ARPPS” refers to Average Revenue per Paying Subscription. See “Summary Selected Condensed Consolidated Financial and Other Data” for more information on our key performance indicators, including how we define these metrics;
•“ASX” refers to ASX Limited (ABN: 98 008 624 691) or the financial market known as the Australian Securities Exchange operated by it (as appropriate);
•“Board” refers to the board of directors of Life360, Inc.;
•“Bylaws” refers to the amended and restated bylaws of Life360, Inc.;
•“CAGR” refers to compound annual growth rate;
•“CDIs” refers to CHESS Depositary Interests;
•“CDN” refers to CHESS Depositary Nominees Pty Limited;
•“Certificate of Incorporation” refers to the amended and restated certificate of incorporation of Life360, Inc.;
•“CHESS” refers to the Clearing House Electronic Subregister System;
•“Circles” refers to private groups created by members on the Life360 Platform, which allow members to stay connected to other members in the Circle with Circle-specific features such as location sharing, messaging and check-ins;
•“DAUs” refers to daily active users;
•“DGCL” refers to the Delaware General Corporation Law;
•“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
•“GAAP” refers to generally accepted accounting principles in the United States;
•“Hubble” refers to Hubble Network, Inc.;
•“Jiobit” refers to Jio, Inc., a Delaware corporation and a wholly-owned subsidiary of Life360, Inc.;
•“Life360 Platform” refers to the suite of Life360 offerings of products and services including the Life360 mobile application and related third-party services but excluding Tile and Jiobit offerings;

•“Life360 Service” refers to the suite of Life360 offerings of products and services including the Life360, Tile and Jiobit mobile applications and related third-party services;
•“MAUs” refers to monthly active users of the Life360 Platform;
•“members” refers to the users of the applicable Life360 Service;
•“Nasdaq” refers to The Nasdaq Global Select Market;
•“OID” refers to original issue discount;
•“Paying Circles” refers to the Circles covered by a subscription. See “Summary Selected Condensed Consolidated Financial and Other Data” for more information on our key performance indicators, including how we define these metrics;
•“SEC” refers to the U.S. Securities and Exchange Commission;
•“Securities Act” refers to the Securities Act of 1933, as amended;
•“stockholders” refers to the holders of beneficial interest of shares of our common stock, including all shares of our common stock underlying our CDIs;
•“subscriber” refers to a person who has purchased a subscription to any Life360 Service;
•“subscription” refers to a paid subscription to any Life360 Service;
•“TAM” refers to global total addressable market; and
•“Tile” refers to Tile, Inc., a Delaware corporation and wholly-owned subsidiary of Life360, Inc.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement on Form S-3 that we filed with the SEC, using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under this shelf registration statement, we or selling securityholders may, from time to time, offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus. There is no limit on the aggregate amount of the securities that we or selling securityholders may offer pursuant to the registration statement of which this prospectus is a part.
This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. Neither we nor the selling securityholders have authorized anyone to provide you with different or additional information. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
Any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”
i

Unless the context indicates otherwise, as used in this prospectus, the terms “Life360,” “Company,” “we,” “us” and “our” refer to Life360, Inc., a Delaware corporation, and where appropriate, its subsidiaries on a consolidated basis.
ii

PROSPECTUS SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part.
Overview
Life360 is a leading technology platform connecting millions of people throughout the world to the people, pets and things they care about most. We have created a new category at the intersection of family, technology, and safety to help keep families connected and safe. Our core offering, the Life360 mobile application, includes features like communications, driving safety, digital safety and location sharing. Beyond the everyday, Life360 also provides much-needed protection and saves lives, which is crucial for families in emergency situations such as natural disasters, vehicle collisions, physical property theft, and digital identity theft. The Life360 mobile application operates under a “freemium” model where its core offering is available to members at no charge, with three membership subscription options that are available but not required.
We acquired Jiobit and Tile in September 2021 and January 2022, respectively, to create a comprehensive platform-agnostic location tracking solution for people, pets and things. Jiobit is a leading wearable location device for young children, pets and seniors and Tile is a leading product suite of location trackers for finding objects.
Our suite of product and service offerings, including the Life360 and Tile mobile applications, and related third-party services, is system and platform-agnostic, allowing our products and services to work seamlessly for our members, regardless of the devices they use. As of March 31, 2024, we had approximately 66.4 million MAUs and 1.9 million global Paying Circles on the Life360 Platform, representing a year-over-year increase of 31%, and 21%, respectively.
Our revenue is primarily generated from the sale of subscriptions and hardware tracking devices used to access our services across our two major brands, Life360 and Tile. In addition, a portion of our revenue is generated indirectly from the sale of aggregated data (non-personally identifiable information) for the purposes of data insights from our member base to our partners and from the sale of third-party products and services, including through the placement of ads within our platform.
For the years ended December 31, 2023, 2022, and 2021, we generated:
•Total revenue of $304.5 million, $228.3 million, and $112.6 million, respectively;
◦Subscription revenue of $220.8 million, $153.3 million, and $86.6 million, respectively;
◦Hardware revenue of $58.2 million, $47.9 million, and $1.0 million, respectively;
◦Other revenue of $25.5 million, $27.1 million, and $25.1 million, respectively;
•Net loss of $28.2 million, $91.6 million, and $33.6 million, respectively; and
•Adjusted EBITDA of $20.6 million, $(40.1) million, and $(13.1) million, respectively.2
2 See “Summary Selected Condensed Consolidated Financial and Other Data—Non-GAAP Financial Information” for a reconciliation to net loss.

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Note: As of March 31, 2024 unless otherwise stated. 1. Available in 133 countries through Google Play Store. 2. Based on approximately 38.8 million U.S. MAUs compared to the total U.S. population adjusted for smartphone penetration. 3. By Daily Active Users on the Apple App Store in the U.S. as of March 2024. 4. In full-year 2023.
Life360 Platform
We currently offer four key product features that make up the Life360 Platform: (i) location coordination and safety, (ii) driving safety, (iii) digital safety, and (iv) emergency assistance. Each of these features keeps members connected to the important people in their lives by organizing them into groups called “Circles”. A member selects who to invite to their Circle and what information a Circle, or any individual member within that Circle, receives. Location coordination and safety features include real-time location, location history and smart notifications such as location-specific alerts, driving alerts and crime reports. Driving safety features include crash detection, roadside assistance, family driving summaries and individual driver reports. Digital safety features include data breach alerts, identity theft protection, stolen funds reimbursement and credit monitoring. Emergency assistance features include SOS with emergency dispatch, disaster response, medical assistance, and travel support.
Hardware Products
Our hardware products under the Tile brand seamlessly integrate with the Life360 Platform. The Tile bluetooth network leverages the installed base of Life360 members to scan for locations of devices, generating even higher confidence that we can locate lost devices of Tile customers. Tile devices are sold through online and brick and mortar retail channels as well as directly via Tile.com in various shapes, sizes and price points for different use cases. The Tile mobile application offers a free service as well as two paid subscription options: Premium and Premium Protect, which offer additional services such as warranties and item reimbursement.
The Jiobit product line, which we intend to rebrand to align with the Tile brand, offers wearable location devices for young children, pets, and seniors. Currently, it is offered exclusively in the U.S. via online retailers. Customers purchase a GPS enabled device and a monthly subscription to access location tracking services.
Our Technology Platform
To help families stay connected and safe, we have developed a scalable mobile-first technology platform that protects our members’ data and ensures operational integrity, security and performance. Highlights of our technology platform include a robust location engine design, scalable and modern technology infrastructure, and seamless third-party integration.

We have designed an end-to-end technology location solution that allows us to deliver real-time location-based experiences and includes functionality such as storage, processing and communication of events, locations, drives, maps, places, networking and visualization of device characteristics for people, pets and things. The Tile finding network has been integrated into the Life360 Platform. This integration allows members and Paying Circles to keep track of their things and connect with each other through the Life360 Platform. We have signed a non-binding letter of intent (“LOI”) with Hubble, a global satellite network designed for any bluetooth-enabled device to connect to, regarding a potential partnership that will expand our location tracking capabilities. Life360 and Hubble aim to build a global finder network, enabling partners to develop bluetooth finding devices capable of continuous global location sharing, independent of cellular connectivity. If integrated, this initiative would connect Life360’s extensive network of smartphones with Hubble’s satellite connectivity to form a unique network that locates devices from both space, using the Hubble constellation, and on the ground, via Life360’s widely used app.
We utilize third-party services for our backend platform and infrastructure to connect to our apps and the hardware devices running them. Using these services grants us access to a highly distributed, scalable, reliable and secure architecture for global delivery of our mission critical services with potential to extend features and functionality—from dispatching tow trucks for roadside assistance to connecting calls for 24/7 SOS help.
Our Market Opportunity
We are a market leader in family safety, connecting millions of people globally through software and hardware to the people, pets and things they care most about. We offer a range of services including location sharing, safe driver reports, and crash detection with emergency dispatch. The widespread proliferation and continued growth of connected devices has led to a normalization of location sharing for a wide range of consumer applications such as item tracking, communication, social coordination or travel. From December 2018 through March 2024, the global location sharing app market alone has grown at a 22% CAGR, according to Data.ai. With our location-based technology as an anchor and our holistic approach to create the most trusted family connectivity and safety brand, we believe we can directly address multiple large, global market opportunities across our core and emerging offerings:
•Subscription Services. The Life360 Platform is currently available in 171 countries through the Apple App Store and 133 countries through the Google Play Store through both tiered and single subscription offerings. We believe that the opportunity for our core subscription offerings alone translates into a TAM of $75 billion. Our core subscription offering consists of a bundle of services that competes with a variety of single point solutions, including:
◦Location Sharing. Our location sharing and associated safety features are a core pillar of our service, providing peace of mind for members by knowing location activity, receiving notifications and coordinating through messaging.
◦Driving Safety. Our crash detection features can sense collisions, and we deploy emergency response and have the ability to aid with roadside issues such as towing services or minor repairs like jumpstarting a car battery.
◦Stolen Phone Protection. Our stolen phone protection provides coverage for members in the U.S., Canada, ANZ and the United Kingdom in the event their phone is stolen.
◦Emergency Assistance. Through emergency assistance, our Platinum members have access to medical professionals who can offer referrals and provide reliable and trusted information. Further, members can get expert advice and help in unpredictable situations such as natural disasters or travel support both before and during travels.
◦Digital Safety. Increased data breaches, credit card, bank and identity fraud has driven a need for digital safety services among consumers. We leverage our aggregated data to offer proactive protection, notify about potential threats, and assist our members in remediation.
•Item Tracking. Tile is a leading brand in the rapidly growing smart tracker industry helping address the everyday pain point of losing or misplacing the things that matter most to our members. The market for bluetooth tracking and finding devices was estimated to be $2.1 billion in 2023, expected to grow at an estimated CAGR of 30% to $16.7 billion from 2023 to 2031, according to Intellectual Market Insights Report.

•Pet Tracking. The American Pet Product Association estimates that there are over 110 million cats and dogs in households in the U.S. The global pet wearable market is expected to grow at a 14% CAGR from $2.7 billion in 2023 to $6.9 billion by 2030. Within our member base, 65% of surveyed U.S. members owning a pet would be interested in a pet tracker as part of their Life360 subscription, demonstrating the strong market fit for our offering and our goal to capture this opportunity.
•Advertising. The global mobile advertising market is estimated to be $402 billion in 2024 by Data.ai. We believe our leading consumer-centric platform, our highly-engaged member base and our valuable first-party data position us to capture a portion of this market while still prioritizing the quality of our members’ experiences and privacy. We believe advertising in the U.S. alone could be a $3.1 billion addressable opportunity for us.
As part of our growth roadmap, we expect to leverage our core experience to drive growth in adjacent markets, expand our addressable market, and integrate Life360 into all life stages. We believe our TAM includes adjacent opportunities such as auto insurance, a $382 billion market in the U.S. in 2023 alone, according to Mordor Intelligence, as well as elderly monitoring and family financial services.
While we are already a leader in family safety and location sharing globally, we believe we are significantly underpenetrated across our core markets. For example, in the UK, ANZ, Canada, and Europe, penetration has increased over three times, measured as MAUs divided by population adjusted for smartphone penetration, according to the Pew Research Center, between December 2018 and March 2024. We believe there is potential for these markets to eventually reach parity with the U.S., where current penetration is 1 in 8 smartphone owners. Specifically, as of March 31, 2024, in the UK, ANZ, and Canada, our penetration is 7%, 9%, and 3%, respectively, reflecting 4.2 million, 2.2 million, and 0.9 million MAUs as of March 31, 2024, compared to 13% penetration in the U.S., reflecting approximately 38.8 million MAUs.
While U.S. penetration grew from 6% as of March 31, 2020, to 13% as of March 31, 2024, we believe there is still a significant remaining runway for growth in the U.S. Over the last four years, U.S. penetration increased across all states, and states with penetration above the U.S. average of 6% in 2020 experienced over 115% penetration growth on average from March 31, 2020, to March 31, 2024, underlining that there is still meaningful runway in the U.S.
Our Competitive Strengths
•Leading Platform in Family Safety Across All Life Stages: We are a market leader in family safety and location sharing directly addressing large, global market opportunities across our offerings. Approximately 66.4 million MAUs on the Life360 Platform worldwide enjoy the peace of mind that comes with the Life360 location sharing and safety features. We believe that our variety of services, including location safety, driving safety, digital safety, and emergency assistance, provide members with a superior experience. Beyond the Life360 app, we also help our members track their pets and the things they care most about, ensuring that families know all the most important aspects of their life are connected and safe. Given the breadth of our platform and services, we have attracted a wide range of members that span all life stages. To understand the segmentation of our member base, we analyze the composition of both our Circles, which includes free and paying members, and Paying Circles so that we can better understand the monetization patterns of different segments. Families with teens, which we define as Circles with at least one member being a parent and one or more teens, between the ages of 13 to 19, are our key audience making up 39% of Circles and 56% of Paying Circles, as of March 31, 2024. Couples, which we define as Circles of two members with a spouse or partner, represent 18% of Circles and 11% of Paying Circles as of March 31, 2024. We believe we have an opportunity to drive member engagement and organic growth in new MAUs across all life stages and expand monetization beyond our core audience.
•Strong Brand Awareness and Freemium Model Driving Powerful Network Effects: We have built a trusted brand synonymous with family safety and location sharing, driving strong word-of-mouth virality and organic member growth. We estimate our brand awareness among parents in the U.S. to be 53% in October 2023, with a Net Promoter Score of greater than 50 for adults aged between 31-60 in the U.S. as of April 2024. This is supported by Life360’s position as a top five social networking mobile app by DAUs, with a 4.7 rating on the Apple App Store in the U.S., as of March 2024. Because app store rankings significantly impact a consumer’s decision to download an app, we believe our high app store ranking drives strong organic member acquisition for Life360. We also believe our freemium business model drives significant member scale, allowing us to keep paid marketing spend efficient. Any smartphone user can download and use select Life360 features without payment, and we have a proven ability to convert free members to subscribers over time. On average, for all members that registered from 2017 through March 2024, with respect to free members that converted to subscribers during the first three years, approximately 35% converted in the first 1 month, approximately 28% converted in the next 11 months, and approximately 37% converted in the next 24 months. This demonstrates our consistency in driving subscriber conversion over multiple years well after their initial acquisition. We leverage our deep data insights to upsell free members at select, intentional moments to convert them to subscribers, where they can access new features that increase their willingness to pay and drive higher ARPPC over time. Our strong brand and freemium business model have helped drive efficient member growth of 26% for the year ended December 31, 2023 (including 40% growth outside the U.S.), while sales and marketing expense as a percentage of revenue fell from 40% to 33% year-over-year. Between 2019 and 2023, our Life360 user acquisition cost, defined as the annual user acquisition spend divided by total new member registrations, was less than $1 per new member, driven by our strong word-of-mouth and disciplined approach to marketing spend.
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(1)We previously calculated Paying Circles by including subscribers who had been billed as well as whose billing status was pending as of the end of the period. As of March 31, 2023, we revised our definition of Paying Circles to exclude subscribers whose billing status was pending as of the end of the period. Although the difference between the two methodologies does not result in any material changes, we have changed the definition of the metric because we believe it provides a better reflection of our results during a given period. As a result, Paying Circles presented prior to 2023 in the table above have been recast to reflect the calculations under the revised metric definition.

•Highly Engaged Member Base: We believe our member experience is what has enabled the Life360 Platform to become a leading player in family safety and location sharing. We are focused on continually improving our member engagement, and have been able to do so in both the U.S. and internationally by enhancing the member experience, introducing new services, localizing content for international markets, and implementing infrastructure improvements. Our member base is highly entrenched in our platform—as more members join the Life360 Platform, our members are able to gain deeper insights into the activities of their Circles that are not replicable on any other social network. The charts below highlight the increasing size and retention of our MAUs and the conversion to and retention of our Paying Circles that have joined in each period presented. The MAU chart illustrates that our number of MAUs by member registration year has grown significantly over time (with the exception of COVID-related impacts in 2020, which significantly depressed new member registrations during 2020 and we believe is not indicative of our growth), driven by higher registrations and improving member retention, particularly internationally. The Paying Circles chart highlights the growth in our subscriber base as a result of the growth in MAUs and increases in conversion. The long-term conversion pattern of our free members to Paying Circles (as described in “Strong Brand Awareness and Freemium Model Driving Powerful Network Effects”) has historically supported our net subscriber retention for the Paying Circles by member registration year by helping to offset, at least partially, subscribers that leave the platform over time.

•Unique Value Proposition Enabling Expansion of Average Revenue per Paying Circle: We have leveraged our value proposition to members and tiered membership strategy to significantly increase our ARPPC with 16% year-over-year growth for U.S. Paying Circles as of the three months ending March 31, 2024, and 39% year-over-year growth for international Paying Circles in the same period. We have a strong track record of expanding ARPPC over time across both new and existing Paying Circles through a combination of higher pricing from the launch of triple tier memberships and price increases to new and existing Paying Circles. We expect this growth to continue as we benefit from recent triple tier membership launches in Canada, the UK and ANZ, and as members of our Paying Circles upgrade to higher priced tiers with additional features, including upsell opportunities with our hardware offering. We believe our subscriber retention dynamics combined with our ability to expand ARPPC provides visibility into our revenue. Net subscriber retention has historically been consistent across member registration years, driving net subscription revenue retention rate that is approximately 100% based on the average monthly subscription revenue for the six months ended December 31, 2023 compared to the prior six-month period. Our ability to continue to demonstrate trends like these is dependent on maintaining and expanding the value proposition of our platform, which supports member and subscriber retention and our ability to increase prices.
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(1)We previously calculated Paying Circles by including subscribers who had been billed as well as whose billing status was pending as of the end of the period. As of March 31, 2023, we revised our definition of Paying Circles to exclude subscribers whose billing status was pending as of the end of the period. Although the difference between the two methodologies does not result in any material changes, we have changed the definition of the metric because we believe it provides a better reflection of our results during a given period. As a result, ARPPC presented prior to 2023 in the table above have been recast to reflect the calculations under the revised metric definition.
•Leveraging our First-Data Advantage to Monetize Through Advertising: We introduced advertising to our platform in first quarter of 2024, with the goal of providing our advertising partners access to Life360’s approximately 66.4 million MAUs globally. We believe we are well positioned to monetize our advertising offering, given our deterministic-based targeting due to our extensive first-party location data, our globally recognized brand, and our ability to provide brands a contextually relevant and safe place to engage with families. Our focus is to implement advertising while ensuring that we protect our core experience and our member’s data privacy, and we are encouraged by the success of early testing, which demonstrates a neutral impact on member engagement and customer satisfaction score. We believe advertising presents a strong opportunity to build on the overall member experience and capitalize on our data advantage.
•Comprehensive Product Suite with Breadth and Depth of Functionality: Since 2016, we have invested over $375 million in research and development, with 35 patents issued or pending underlying the key offerings of our platform (including patents covering battery power conservation; location fixing and tracking; behavioral pattern assessment in the use of a mobile device; member safety; notification management; usage monitoring and access control of applications; generation of notifications in a workout group; generation and sending of prepopulated messages to a selected group of mobile devices). Our technology spans a wide range of services, from emergency assistance to identity theft protection to stolen phone reimbursement, applicable for every member of the family from child to grandparent. We are continually expanding our platform for our members. Our acquisitions of Tile and Jiobit have driven further growth, conversion and retention by improving the overall member experience and providing access to a unified experience that brings together software and hardware.
•System- and Device-Agnostic, with OS Neutrality and Interoperability: The Life360 suite of offerings is system- and device-agnostic, offering a cross-platform competitive advantage, especially in Android-heavy locales. Our products and services work seamlessly for families, regardless of the different platforms and devices that each family member may elect to use. This is reflected in the composition of Paying Circles between platforms, with 45% of our total Paying Circles as of March 31, 2024 being cross-platform. This rises to nearly 50% for Paying Circles with more than three members. We believe we will continue to benefit from the increasing proliferation of connected devices across platforms given our platform agnostic approach.
•Founder-Led, Seasoned Management Team: Our leadership team is composed of highly experienced executives, with a proven track record of scaling consumer technology and subscription businesses, led by our co-founder and Chief Executive Officer, Chris Hulls. We are aligned and focused on our opportunity to build the most trusted brand in technology for family safety.
•Scalable Business Model Driven by Recurring Revenue: We believe that we have a highly scalable business model that maximizes our revenues and minimizes our costs. The recurring nature of our subscription business coupled with strong member retention provides near-term revenue visibility, while our free member base serves as a highly efficient subscriber acquisition funnel. Our strategy has enabled us to drive continued revenue growth, achieving 33% year-over-year total revenue growth for the year ended December 31, 2023 underpinned by 44% year-over-year growth in subscription revenue (representing 73% of total revenue) in the same period. We believe we have invested in the necessary infrastructure to support our future growth and are beginning to see the benefits of operating leverage as we scale. For the year ended December 31, 2023, operating expenses grew by only 4% year-over-year compared to our larger revenue growth. This has contributed to a significantly reduced net loss of $28.2 million for the year ended December 31, 2023, compared to a net loss of $91.6 million for the year ended December 31, 2022, and a material improvement in Adjusted EBITDA, scaling from a $40.1 million loss for the year ended December 31, 2022 to $20.6 million for the year ended December 31, 2023.
Our Growth Strategies
•Grow Members in New and Existing Markets: We have both a strong foothold in the U.S. and a large and growing international member base. The Life360 app is currently available for download in 171 countries through the Apple App Store and 133 countries through the Google Play Store. Our members are our best acquisition engine, and we believe that word-of-mouth referrals will continue to drive strong new member growth. We plan to drive further market penetration through increased investments in international marketing and brand awareness, member acquisition initiatives, and the provision of new features into these regions. We successfully implemented our tiered offering in Canada in December 2021, followed by the UK in October 2023, and ANZ in April 2024. As of December 31, 2023, international members represented approximately 40% of our total MAUs, but accounted for approximately 12% of total revenue—further highlighting the large-scale opportunity to grow paying subscriptions and advertising in new and existing global markets. Furthermore, we have demonstrated our ability to quickly accelerate ARPPC and revenue growth following the launch of triple tier pricing in new markets, replacing the legacy two tiered subscriber offering. Relative to its pre-launch revenue and ARPPC, Canada demonstrated ARPPC growth of 31%, 49%, and 51% after 6, 12, and 18 months post-launch, respectively. The triple tier membership launch and price increase to existing legacy subscribers in the UK saw 53% ARPPC growth in the first 6 months relative to the pre-launch baseline.
•Improve Conversion from Free Members to Paid Subscriptions: We have built a scaled, global member base of approximately 66.4 million MAUs and believe we are still early in our opportunity to monetize our member base. We believe our value proposition will drive conversion from free to paid as we incorporate additional features that resonate across all life stages. As of March 31, 2024, MAUs in U.S. Paying Circles represented approximately 12% of our approximately 38.8 million U.S. MAUs, providing a strong runway for additional paid conversion. Similarly, MAUs in International Paying Circles represented approximately 5% of our approximately 27.5 million International MAUs. Life360 has a strong track record of Paying Circle growth with 1.9 million global Paying Circles as of March 31, 2024, an increase of 21% year-over-year (including 39% year-over-year growth for International Paying Circles).

•Pursue Disciplined Expansion in New Use Cases and New Verticals: Product innovation lies at the heart of our platform, and as we continue to leverage our core technologies to offer additional services, expand into more life stages of families and enter new verticals, we believe we will strengthen our value proposition to consumers. We leverage the insights we generate from our platform to further enhance our offering. While we primarily monetize members via subscriptions today, we launched advertisements in the first quarter of 2024 and hope to expand into new revenue streams (such as auto insurance, family financial services and elderly monitoring) by leveraging the trust we have with our members and the valuable data our platform generates.
•Increase Monetization of Free Members via Advertising: We believe advertising is a significant opportunity to monetize our member base further, and we have developed a robust strategy to lean into this opportunity. Life360’s initial rollout is focused on pursuing programmatic relationships and paid partnerships while starting to leverage Life360’s unique, first-party data. Over time, we plan to expand our direct sales efforts to grow our advertiser base and pursue off-site advertising opportunities to help specific brands connect with our members organically and safely. Our priority is to implement advertising while ensuring that we enhance and protect our core experience, and we believe that we can achieve that while growing our advertising business significantly.
•Assess Strategic Partnerships and Acquisition Opportunities: With our acquisitions of Tile and Jiobit and our potential partnership and investment in Hubble (which is still in initial stages and is subject to negotiation and execution of definitive documentation), we plan to leverage our platform to continue expanding into new verticals for pets, elderly monitoring, and the things that matter most to families. These acquisitions have been successful in accelerating our platform vision, driving growth, and delivering value. We may selectively pursue partnerships or acquisitions to accelerate our platform opportunity in the future, focusing on areas of differentiation that shore up our scale and competitive advantage.
Channels for Disclosure of Information
We intend to announce material information to the public through filings with the SEC, the ASX, the investor relations page on our website (www.life360.com), press releases, public conference calls, and public webcasts.
The information disclosed through the foregoing channels could be deemed to be material information. As such, we encourage investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels. Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website.
Corporate Information
We were incorporated in Delaware in 2007 under the name of LReady, Inc. and subsequently changed our name to Life360, Inc. Our principal executive offices are located at 1900 South Norfolk Street, Suite 310, San Mateo, California 94403. Our telephone number is (415) 484-5244. Our website address is www.life360.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.
The Life360 logo, and other trademarks, trade names or service marks of Life360, Inc. appearing in this prospectus are the property of Life360, Inc. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.
The Securities We or Selling Securityholders May Offer
We or selling securityholders may offer shares of our common stock and preferred stock, if approved, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. There is no limit on the aggregate amount of the securities that we or selling securityholders may offer pursuant to the registration statement of which this prospectus is a part. We or selling securityholders may also offer common stock, preferred stock, if approved, and/or debt securities upon the exercise of warrants. This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•designation or classification;
•aggregate principal amount or aggregate offering price;
•maturity date, if applicable;
•original issue discount, if any;
•rates and times of payment of interest or dividends, if any;
•redemption, conversion, exercise, exchange or sinking fund terms, if any;
•conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;
•ranking;
•restrictive covenants, if any;
•voting or other rights, if any; and
•material or special U.S. federal income tax considerations, if any.
The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
We or selling securityholders may sell the securities directly to investors or to or through agents, underwriters or dealers. We or selling securityholders and our or their agents, underwriters or dealers, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or selling securityholders do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:
•the names of those agents, underwriters or dealers;
•applicable fees, discounts and commissions to be paid to them;
•details regarding options to purchase additional shares or other options, if any; and
•the net proceeds to us, if any.
Common Stock. We may issue shares of our common stock from time to time, and the selling securityholders may offer shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our CDIs are entitled to one vote for every three CDIs they hold. Subject to preferences that may be applicable to any outstanding shares of preferred stock, if approved, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. We do not anticipate paying any cash dividends in the foreseeable future. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock, if approved. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. In this prospectus, we have summarized certain general features of the common stock under the heading “Description of Capital Stock — Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.
Preferred Stock. If stockholders approve the Share Increase Amendment and Preferred Stock Amendment at the Annual Meeting and subject to the satisfaction of the Preferred Stock Amendment Conditions (each as defined below), we may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.
If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. If we sell any series of preferred stock under this prospectus, we will file with the SEC the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. In this prospectus, we have summarized certain general features of the preferred stock under the heading “Description of Capital Stock — Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation, when available, that will contain the terms of the applicable series of preferred stock.
Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates. Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under the heading “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities. In this prospectus, we have summarized certain general features of the warrants under the heading “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificates, as applicable, that contain the terms of the warrants. We have filed the forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.
Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.
Use of Proceeds
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital, capital expenditures and other general corporate purposes. Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders. See “Use of Proceeds” in this prospectus.
Exchange Listing
Our common stock is listed on the ASX under the symbol “360” in the form of CDIs. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on any other securities exchange of the securities covered by the applicable prospectus supplement.

SUMMARY SELECTED CONDENSED CONSOLIDATED FINANCIAL AND OTHER DATA
The following tables summarize our selected condensed consolidated financial and other data. We derived the summary selected unaudited condensed consolidated statements of operations data for the three months ended March 31, 2024 and 2023 and the summary selected unaudited condensed consolidated balance sheet data as of March 31, 2024 from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q to be filed with the SEC on May 9, 2024 (“Quarterly Report”). We derived the summary selected consolidated statements of operations data for the fiscal years ended December 31, 2023 and 2022 and the summary selected consolidated balance sheet data as of December 31, 2023 from our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 29, 2024 (“Annual Report”). When you read this summary of consolidated financial and other data, it is important that you read it together with the historical consolidated financial statements and the related notes included in our Annual Report and Quarterly Report, as well as the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of our Annual Report and Quarterly Report. Our historical results are not necessarily indicative of the results to be expected for any future period, and our interim results are not necessarily indicative of results to be expected for the full year or any other period.
Select Financial and Other Results for the First Quarter 2024

	As of and for the Three Months Ended
(in thousands)	March 31, 2024	December 31, 2023	March 31, 2023	% QoQ	% YoY
Revenue	$78,227	$86,963	$68,143	(10)%	15%
Cost of Revenue	18,214	26,824	18,313	(32)%	(1)%
Gross Profit	60,013	60,139	49,830	—%	20%
Operating Expenses	66,392	64,481	64,722	3%	3%
Net Loss	(9,777)	(3,146)	(14,071)	211%	(31)%
Adjusted EBITDA(1)	4,282	8,887	506	(52)%	746%
Operating cash flow	10,688	8,958	(9,199)	19%	(216)%
Cash, cash equivalents and restricted cash	$74,603	$70,713	$76,089	6%	(2)%
______________
(1)Adjusted EBITDA is a non-GAAP financial metric. See “Summary Selected Condensed Consolidated Financial and Other Data—Non-GAAP Financial Information” for a reconciliation of Adjusted EBITDA to the nearest comparable GAAP metric, net loss.

Key Performance Indicators for the First Quarter 2024

	As of and for the Three Months Ended
(in millions, except ARPPC, ARPPS, and ASP)	March 31, 2024	December 31, 2023	March 31, 2023	% QoQ	% YoY
Life360 Core(1)
Monthly Active Users (MAUs) - Global	66.4	61.4	50.8	8%	31%
U.S.	38.8	36.8	31.7	5%	22%
International	27.5	24.6	19.1	12%	44%
Paying Circles - Total	1.9	1.8	1.6	5%	21%
U.S.	1.4	1.3	1.2	5%	16%
International	0.5	0.5	0.4	7%	39%
Average Revenue per Paying Circle (ARPPC)	$123.97	$124.17	$120.70	—%	3%
U.S.	$150.59	$150.32	$140.07	—%	8%
International	$50.37	$49.57	$54.88	2%	(8)%

Life360 Consolidated(1)
Subscriptions	2.5	2.4	2.1	4%	17%
Average Revenue per Paying Subscription (ARPPS)	$102.02	$102.17	$97.98	—%	4%
Net hardware units shipped	0.5	1.7	0.6	(68)%	(6)%
Average Selling Price (ASP)	$16.50	$11.50	$17.22	43%	(4)%
Annualized Monthly Revenue (AMR)	$284.7	$274.1	$239.5	4%	19%
__________________
(1)Key performance indicators are presented in millions, except ARPPC, ARPPS, and ASP, however percentage changes are calculated based on actual results. As a result, percentage changes may not recalculate based on figures presented due to rounding.
First Quarter 2024 Financial Highlights
We had revenue of $78.2 million in the quarter ended March 31, 2024, an increase of 15% from our $68.1 million of revenue in the quarter ended March 31, 2023. Our net loss for the quarter ended March 31, 2024 was $9.8 million, a $4.3 million reduction from our $14.1 million net loss in the quarter ended March 31, 2023. Adjusted EBITDA was $4.3 million in the quarter ended March 31, 2024, an increase of $3.8 million compared to Adjusted EBITDA of $0.5 million for the quarter ended March 31, 2023. Our cash flow from operations was $10.7 million for the quarter ended March 31, 2024, an improvement of $19.9 million compared to $(9.2) million in the quarter ended March 31, 2023. We had $74.6 million of cash, cash equivalents and restricted cash as of March 31, 2024. Total commissions were $11.8 million and $10.3 million and represented 19.2% and 19.9% of total subscription revenue for the three months ended March 31, 2024 and 2023, respectively.
First Quarter 2024 Operating Highlights
MAUs grew approximately 4.9 million, or 8%, to 66.4 million for the quarter ended March 31, 2024. We had net Paying Circle additions of 96,000. Global Paying Circles grew to 1.9 million, a 21% increase over the prior year, supported by improved conversion and retention.
Along with the UK Triple Tier Membership launch in October 2023, we included a price increase for existing UK subscribers in January 2024. The ANZ Triple Tier launched in late April 2024, following a price increase for existing ANZ subscribers.

Select Financial and Other Results for the Years Ended December 31, 2023 and 2022

	As of and for the Year Ended December 31,
(in thousands)	2023	2022	% YoY
Revenue	$304,518	$228,305	33%
Cost of Revenue	81,881	79,707	3%
Gross Profit	222,637	148,598	50%
Operating Expenses	252,620	243,009	4%
Net Loss	(28,171)	(91,629)	(69)%
Adjusted EBITDA(1)	20,559	(40,096)	(151)%
Operating cash flow	7,524	(57,055)	(113)%
Cash, cash equivalents and restricted cash	$70,713	$90,365	(22)%
______________
(1)Adjusted EBITDA is a non-GAAP financial metric. See “Summary Selected Condensed Consolidated Financial and Other Data—Non-GAAP Financial Information” for a reconciliation of Adjusted EBITDA to the nearest comparable GAAP metric, net loss.
Key Performance Indicators for the Years Ended December 31, 2023 and 2022

	As of and for the Year Ended December 31,
(in millions, except ARPPC, ARPPS, and ASP)	2023	2022	% YoY
Life360 Core(1)
Monthly Active Users (MAUs) - Global	61.4	48.6	26%
U.S.	36.8	30.9	19%
International	24.6	17.6	40%
Paying Circles - Total	1.8	1.5	21%
U.S.	1.3	1.2	14%
International	0.5	0.3	43%
Average Revenue per Paying Circle (ARPPC)	$121.09	$96.95	25%
U.S.	$144.61	$109.40	32%
International	$48.52	$48.94	(1)%

Life360 Consolidated (Adjusted for 2022)(1)(2)(3)
Subscriptions	2.4	2.1	17%
Average Revenue per Paying Subscription (ARPPS)	$99.53	$80.63	23%
Net hardware units shipped	4.0	3.6	12%
Average Selling Price (ASP)	$13.48	$13.47	—%
Annualized Monthly Revenue (AMR)	$274.1	$224.4	22%
_____________
(1)Key performance indicators are presented in millions, except ARPPC, ARPPS, and ASP, however percentage changes are calculated based on actual results. As a result, percentage changes may not recalculate based on figures presented due to rounding.
(2)Metrics presented as of and for the periods ended December 31, 2022 have been recast to reflect the calculations under a revised metric definition. We previously calculated Subscriptions and Paying Circles by including subscribers who had been billed as well as whose billing status was pending as of the end of the period. We have since revised our definition of these metrics to exclude subscribers whose billing status was pending as of the end of the period. Although the difference between the two methodologies does not result in any material changes, we have changed the definition of the metric because we believe it provides a better reflection of our results during a given period.
(3)Metrics presented for the year ended December 31, 2022 are adjusted to include pre-acquisition data for Tile related to periods before the acquisition of Tile on January 5, 2022.

2023 Financial Highlights
We had revenue of $304.5 million for the year ended December 31, 2023, an increase of 33% from our $228.3 million of revenue for the year ended December 31, 2022. Our net loss for the year ended December 31, 2023 was $28.2 million, a $63.4 million reduction from our $91.6 million net loss for the year ended December 31, 2022. Adjusted EBITDA was $20.6 million for the year ended December 31, 2023, an increase of $60.7 million compared to Adjusted EBITDA of $(40.1) million for the year ended December 31, 2022. Our cash flow from operations was $7.5 million for the year ended December 31, 2023, an improvement of $64.6 million compared to $(57.1) million for the year ended December 31, 2022. We had $70.7 million of cash, cash equivalents and restricted cash as of December 31, 2023.
We had subscription revenue of $220.8 million in the year ended December 31, 2023, an increase of 44% from our $153.3 million of subscription revenue in the year ended December 31, 2022, benefiting from U.S. price increases for new Paying Circles and the repricing of existing U.S. iOS and Android Paying Circles.
Hardware revenue in 2023 increased 21% year-over-year, with a usual seasonal uplift in the fourth quarter of 2023. Key drivers were the 12% uplift in hardware units sold compared to 2022, stable ASP, and contribution from bundling with Life360 subscriptions. Other revenue of $25.5 million in 2023 was down slightly year-over-year, reflecting the transition to a single data partnership beginning January 2022.
Total commissions expenses, which are revenue-share payments in connection with subscription sales on third-party app store platforms, were $42.7 million and $31.4 million and represented 19.3% and 20.5% of subscription revenue for the years ended December 31, 2023 and December 31, 2022, respectively.
Adjusted EBITDA and Adjusted EBITDA margin improved from 2022 to 2023, driven by cost structure improvements and increased operating leverage as a result of focusing on financial discipline in our business. Adjusted EBITDA of $20.6 million and net loss of $28.2 million for the year ended December 31, 2023 both delivered a significant improvement from the prior year and reflect meaningful progress on our path to profitability. In 2023, Operating expenses increased just 4% year-over-year, and decreased 1% excluding variable commissions, reflecting our disciplined approach to costs.
2023 Operating Highlights
The Company demonstrated significant operating leverage in 2023 with revenue growth of $76.2 million on an operating expense increase of $9.6 million, yielding increasing Adjusted EBITDA margins and positive Adjusted EBITDA in each quarter. Global MAUs grew nearly 13 million or 26% to 61.4 million in 2023, driven by ongoing investment in our core location sharing experience. International MAUs grew 7 million, or 40% to 24.6 million in 2023 as we increased the speed and responsiveness of the app, and achieved international feature parity with the U.S. Our current international Triple Tier markets of focus - Canada, the UK and ANZ - all delivered significant growth, with particular outperformance in the UK and ANZ.
In 2023, global net Paying Circle additions were 307,000, with global Paying Circles of 1.8 million in 2023, up 21%, despite significant price increases implemented in the third and fourth quarter of 2022 and second quarter of 2023, underscoring the value our subscribers perceive in the Life360 services. Global ARPPC was 25% higher for the year ended December 31, 2023. U.S. Average Revenue Per Paying Circle (ARPPC) increased 32% in 2023 compared to 2022, driven by price increases. International Paying Circles increased 43% from 2022 to 2023 to 474,000, benefiting from strong growth in both the UK and ANZ. Triple Tier Membership launched in the UK in October 2023.

Key Performance Indicators

	As of and for the Three Months Ended					As of and for the Year Ended December 31,
(in millions, except ARPPC, ARPPS, and ASP)	March 31, 2024	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	2023	2022	2021
Life360 Core
Monthly Active Users (MAUs) - Global	66.4	50.8	54.0	58.4	61.4	61.4	48.6	35.5
U.S.	38.8	31.7	33.6	35.4	36.8	36.8	30.9	23.7
International	27.5	19.1	20.4	23.0	24.6	24.6	17.6	11.8
Paying Circles - Total	1.9	1.6	1.6	1.7	1.8	1.8	1.5	1.2
U.S.	1.4	1.2	1.2	1.3	1.3	1.3	1.2	1.0
International	0.5	0.4	0.4	0.4	0.5	0.5	0.3	0.2
Average Revenue per Paying Circle (ARPPC)	$123.97	$120.70	$119.25	$119.97	$124.17	$121.09	$96.95	$80.22
U.S.	$150.59	$140.07	$140.78	$146.30	$150.32	$144.61	$109.40	$88.29
International	$50.37	$54.88	$50.30	$40.80	$49.57	$48.52	$48.94	$45.90

Life360 Consolidated (Adjusted for 2022)(1)
Subscriptions	2.5	2.1	2.2	2.3	2.4	2.4	2.1	1.8
Average Revenue per Paying Subscription (ARPPS)	$102.02	$97.98	$97.83	$101.33	$102.17	$99.53	$80.63	$67.70
Net hardware units shipped	0.5	0.6	0.7	1.1	1.7	4.0	3.6	6.2
Average Selling Price (ASP)	$16.50	$17.22	$15.76	$13.24	$11.50	$13.48	$13.47	$15.04
Annualized Monthly Revenue (AMR)	$284.7	$239.5	$248.7	$259.1	$274.1	$274.1	$224.4	$139.8
_____________
(1)Metrics presented for the year ended December 31, 2022 are adjusted to include pre-acquisition data for Tile related to periods before the acquisition of Tile on January 5, 2022.

Subscription Revenue
We generate revenue primarily from sales of subscriptions on our platform, including Life360, Jiobit and Tile. Revenue is recognized ratably over the related contractual term generally beginning on the date that our platform is made available to a customer. Our subscription agreements typically have monthly or annual contractual terms. Our agreements are generally non-cancellable during the contract term. We typically bill in advance for monthly and annual contracts. Amounts that have been billed are initially recorded as deferred revenue until the revenue is recognized.
Hardware Revenue
We generate our hardware revenue from the sale of the Jiobit and Tile hardware tracking devices and related accessories. For hardware and accessories, revenue is recognized at the time products are delivered. We sell hardware tracking devices and accessories through a number of channels including our websites, brick and mortar retail and online retail.
Other Revenue
We also generate revenue through an arrangement with a key data partner that provides location-based analytics services to customers in the retail and real estate sectors, municipalities, and other private and public organizations. The agreement permits commercialization of certain aggregated and de-identified data and provides for fixed and variable monthly revenue amounts. Other revenue also includes advertising and partnership revenue, which represents agreements with third parties to provide access to advertising on the Company’s mobile platform.
Annualized Monthly Revenue
We use AMR to identify the annualized monthly value of active customer agreements at the end of a reporting period. AMR includes the annualized monthly value of Life360 subscription, data and partnership agreements. All components of these agreements that are not expected to recur are excluded. This does not represent revenue under GAAP on an annualized basis, as the operating metric can be impacted by start and end dates and renewal rates.
Monthly Active Users
An MAU is defined as a unique user who engages with our Life360 branded services each month, which includes both paying and non-paying members. A Life360 MAU is defined as a unique member who engages with our Life360 application each month, which includes both paying and non-paying members.
Paying Circles
We define a Paying Circle as a group of Life360 members with a paying subscription that has been billed as of the end of a period. Each subscription covers all members in the payor’s Circle so everyone in the Circle can utilize the benefits of a Life360 Membership, including access to premium location, driving, digital and emergency safety insights and services.
Average Revenue per Paying Circle
We define ARPPC as annualized subscription revenue recognized and derived from the Life360 mobile application, excluding certain revenue adjustments related to bundled Life360 subscription and hardware offerings, for the reported period divided by the Average Paying Circles during the same period. Average Paying Circles are calculated by adding the number of Paying Circles as of the beginning of the period to the number of Paying Circles as of the end of the period, and then dividing by two.
Subscriptions
We define Subscriptions as the number of paying subscribers associated with the Life360, Jiobit and Tile brands who have been billed as of the end of the period.

Average Revenue per Paying Subscription
We define ARPPS as annualized total subscription revenue recognized and derived from Life360, Tile and Jiobit subscriptions, excluding certain revenue adjustments related to bundled Life360 subscription and hardware offerings, for the reported period divided by the average number of paying subscribers during the same period. The average number of paying subscribers is calculated by adding the number of paying subscribers as of the beginning of the period to the number of paying subscribers as of the end of the period, and then dividing by two. Paying subscribers represent subscribers who have been billed as of the end of the period.
Net Hardware Units Shipped
Net hardware units shipped represents the number of tracking devices sold during a period, excluding certain hardware units related to bundled Life360 subscription and hardware offerings, net of returns by our retail partners and directly to consumers. Selling units contributes to hardware revenue and ultimately increases the number of members eligible for a Tile or Jiobit subscription.
Net Average Selling Price
To determine the net ASP of a unit, we divide hardware revenue recognized, excluding certain revenue adjustments related to bundled Life360 subscription and hardware offerings, for the reported period by the number of net hardware units shipped during the same period. ASP is largely driven by the price we charge customers, including the price we charge our retail partners, net of customer allowances, and directly to consumers.
Non-GAAP Financial Information
To supplement our consolidated financial statements prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, such as EBITDA, Adjusted EBITDA and non-GAAP operating expenses, to make operating decisions, including those related to operating expenses, evaluation performance and perform strategic planning and annual budgeting. Additionally, the non-GAAP financial information provides useful information to investors and others in understanding and evaluating our results of operations and operating efficiency, as well as providing useful measures for period-to-period comparisons of our business performance.
Our non-GAAP financial measures are presented for supplemental informational purposes only, may not be comparable to similarly titled measures used by other companies and should not be used as substitutes for analysis of, or superior to, our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP. As such, you should consider these non-GAAP financial measures in addition to other financial performance measures presented in accordance with GAAP, including various cash flow metrics, net loss and our other GAAP results.

Adjusted EBITDA and Adjusted EBITDA Margin
We define Adjusted EBITDA as net loss, adjusted to exclude (i) convertible notes and derivative liability fair value adjustments, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) other income (expense), net, (v) stock-based compensation, (vi) Form 10 transaction costs, (vii) acquisition and integration costs, (viii) workplace restructuring costs, (ix) inventory write-offs, (x) adjustment in connection with membership benefit, (xi) warehouse relocation costs and (xii) the revaluation of contingent consideration. We define Adjusted EBITDA margin as Adjusted EBITDA as a percent of revenue.
We refer to Adjusted EBITDA and Adjusted EBITDA margin because they are important measures management uses to assess our operating performance and the operating leverage in our business. Because Adjusted EBITDA and Adjusted EBITDA margin facilitate internal comparisons of our historical operating performance, including as an indication of our revenue growth and operating efficiencies, we use them to evaluate the effectiveness of our strategic initiatives and for business planning purposes. We believe that Adjusted EBITDA, and Adjusted EBITDA margin, when taken collectively, may be useful to investors because they provide consistency and comparability with past financial performance, so that investors can evaluate our operating efficiencies by excluding certain items that may not be indicative of our business, results of operations, or outlook. In addition, we believe Adjusted EBITDA is widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of operational performance.
Adjusted EBITDA and Adjusted EBITDA margin should not be considered as alternatives to net income (loss), net income (loss) as a percent of revenue, or any other measure of financial performance calculated and presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA and Adjusted EBITDA margin rather than net income (loss) and net income (loss) as a percent of revenue, which are the most directly comparable GAAP measures. Some of these limitations are that each of Adjusted EBITDA and Adjusted EBITDA margin:
•Excludes stock-based compensation expense;
•Excludes depreciation and amortization expense, and although these are non-cash expenses, the assets being depreciated may have to be replaced in the future, increasing our cash requirements;
•Does not reflect other income and expense; and
•Does not reflect income taxes that reduces cash available to us.
Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Because of these limitations, we consider, and you should consider, Adjusted EBITDA together with other operating and financial performance measures presented in accordance with GAAP.

	Three Months Ended					Year Ended December 31,
	March 31, 2024	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	2023	2022	2021
(in thousands, except margins)
Net loss	$(9,777)	$(14,071)	$(4,413)	$(6,541)	$(3,146)	$(28,171)	$(91,629)	$(33,557)
Net loss margin	(12)%	(21)%	(6)%	(8)%	(4)%	(9)%	(40)%	(30)%
Add (deduct):
Convertible notes fair value adjustment(1)	608	(72)	266	604	(114)	684	(1,786)	511
Derivative liability fair value adjustment(1)	1,707	(14)	254	(63)	(62)	116	(1,295)	733
Provision for income taxes	1,394	108	267	(170)	411	616	312	(127)
Depreciation and amortization(2)	2,295	2,273	2,276	2,295	2,297	9,141	9,199	876
Other income (expense), net	(311)	(843)	(617)	(337)	(1,431)	(3,228)	(13)	178
EBITDA	$(4,084)	$(12,619)	$(1,967)	$(4,212)	$(2,045)	$(20,842)	$(85,212)	$(31,386)
Stock-based compensation	8,261	8,955	9,269	9,454	10,834	38,512	34,680	11,938
Form 10 transaction costs	—	—	—	—	—	—	3,766	—
Acquisition and integration costs	—	—	—	—	—	—	11,949	2,744
Workplace restructuring costs(3)	105	3,254	478	238	54	4,024	—	—
Write-off of obsolete inventory(4)	—	916	—	—	—	916	—	—
Adjustment in connection with membership benefit(5)	—	—	(2,094)	(78)	—	(2,172)	—	—
Warehouse relocation costs(6)	—	—	—	77	44	121	—	—
(Gain)/loss on revaluation of contingent consideration	—	—	—	—	—	—	(5,279)	3,600
Adjusted EBITDA	$4,282	$506	$5,686	$5,479	$8,887	$20,559	$(40,096)	$(13,104)
Adjusted EBITDA margin	5%	1%	8%	7%	10%	7%	(18)%	(12)%
_____________
(1)To reflect the change in fair value of the September 2021 Convertible Notes and derivative liability associated with the July 2021 Convertible Notes.
(2)Includes depreciation on fixed assets and amortization of acquired intangible assets.
(3)Relates to non-recurring personnel and severance related expenses in connection with the workplace restructuring announced on January 12, 2023.
(4)Relates to the write-off of raw materials that have no alternative use to the Company following the decision to halt development.
(5)Relates to an adjustment recorded to reduce product costs recorded to cost of revenue in connection with the discontinuation of certain battery related membership benefits.
(6)Relates to non-recurring warehouse relocation costs in relation to the Company’s transition to a new logistics partner.

GAAP to Non-GAAP Operating Expense Reconciliation
Non-GAAP operating expenses present direct and indirect expenses adjusted for non-recurring, non-cash expenses, such as stock-based compensation, depreciation and amortization, workplace restructuring costs, write-off of obsolete inventory, and convertible notes and derivative liability fair value adjustments. Non-GAAP operating expense information is useful to investors and others in understanding and evaluating our operating efficiency as well as providing a useful measure for period-to-period comparisons of our business performance. A reconciliation of GAAP operating expenses to non-GAAP operating expenses has been provided as supplementary information below.

	Three Months Ended					Year Ended December 31,
	March 31, 2024	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	2023	2022	2021
(in thousands)
Research and development expense, GAAP	$27,258	$27,197	$23,182	$24,569	$26,018	$100,965	$102,480	$50,994
Less: Depreciation and amortization, GAAP	(19)	(18)	(17)	(18)	(17)	(65)	(22)	—
Less: Stock-based compensation, GAAP	(5,326)	(4,822)	(5,301)	(5,477)	(6,452)	(22,015)	(19,431)	(7,457)
Less: Severance and other, GAAP	—	(2,793)	—	—	54	(2,740)	(500)	—
Total Research and development, Non-GAAP	21,913	19,564	17,864	19,075	19,603	76,145	82,527	43,537

Sales and marketing expense, GAAP	24,733	24,316	23,347	25,741	25,668	99,072	92,419	47,473
Less: Depreciation and amortization, GAAP	(1,058)	(1,058)	(1,059)	(1,058)	(1,056)	(4,229)	(4,174)	(146)
Less: Stock-based compensation, GAAP	(632)	(939)	(560)	(726)	(847)	(3,059)	(3,834)	(752)
Less: Severance and other, GAAP	—	(666)	(85)	(75)	(46)	(872)	(600)	—
Total Sales and marketing expense, Non-GAAP	23,043	21,653	21,643	23,883	23,719	90,912	83,811	46,575

General and administrative expense, GAAP	14,401	13,209	12,497	14,082	12,795	52,583	48,110	23,670
Less: Depreciation and amortization, GAAP	(2)	(3)	(3)	(3)	(4)	(20)	(420)	(438)
Less: Stock-based compensation, GAAP	(1,957)	(2,900)	(3,001)	(2,825)	(2,921)	(11,648)	(9,769)	(3,207)
Less: Severance and other, GAAP	(105)	(559)	(387)	(163)	(62)	(1,170)	(9,100)	(6,344)
Total General and administrative expense, Non-GAAP	12,337	9,747	9,105	11,091	9,808	39,745	28,821	13,681

Total Operating expenses, GAAP	66,392	64,722	59,026	64,392	64,481	252,620	243,009	122,137
Less: Depreciation and amortization, GAAP	(1,079)	(1,079)	(1,079)	(1,078)	(1,077)	(4,314)	(4,616)	(584)
Less: Stock-based compensation, GAAP	(7,915)	(8,661)	(8,862)	(9,027)	(10,220)	(36,722)	(33,034)	(11,416)
Less: Severance and other, GAAP	(105)	(4,018)	(472)	(238)	(54)	(4,782)	(10,200)	(6,344)
Total Operating expenses, Non-GAAP	$57,293	$50,964	$48,613	$54,049	$53,130	$206,802	$195,159	$103,793

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent Quarterly Reports on Form 10-Q and other filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated herein by reference, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations or financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “contemplate,” “possible” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:
•our ability to further penetrate our existing member base, maintain and expand our member base, increase monetization of our member base, and leverage our core experience to expand in new use cases;
•our ability to maintain the value and reputation of our brands;
•our plans to increase brand awareness and customer adoption of our platform through various programs and digital and broad-scale advertising;
•the effects of increased competition in our markets and our ability to compete effectively in our industry;
•anticipated trends, developments, and challenges in our industry, business and in the markets in which we operate;
•our growth strategy and business plan and our ability to effectively manage our growth and meet future capital requirements;
•our ability to expand our product offerings internationally and the significance of our global opportunity;
•market acceptance of our location sharing services, tracking products and digital subscription services;
•our ability to increase sales of our products and services;
•the possibility that we increase our targeted marketing investments;
•our expectations concerning relationships with third parties; including suppliers, manufacturers and fulfillment partners;
•our ability to develop, and the success of, new monetization features, such as the introduction of advertisements in our app, and improve on existing features;
•the effects of seasonal trends and increased sales on our results of operations;
•our ability to identify, recruit, and retain skilled personnel, including key members of senior management;
•our ability to successfully acquire and integrate companies and assets, including Tile and Jiobit, and to expand and diversify our operations through strategic acquisitions and partnerships;
•our ability to enter into a partnership with Hubble and successfully build a global finding network;
•our expectation regarding future financial performance, including our expectations regarding our revenue, cost of revenue, and operating expenses, and our ability to achieve or maintain future profitability;
•the effects of an economic downturn or economic uncertainty on consumer discretionary spending and demand for our products and services;
•economic and industry trends, projected growth or trend analysis;

•our ability to maintain, protect, and enhance our intellectual property; and
•our expectations regarding use of proceeds from offerings under this prospectus and any related prospectus supplement.
These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks and uncertainties under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K, as updated, amended, or superseded by the risks and uncertainties described under similar headings in our subsequent Quarterly Reports on Form 10-Q and other filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital, capital expenditures and other general corporate purposes, which may include costs of funding future acquisitions or for any other purpose we describe in the applicable prospectus supplement.
Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK
Capital Structure
The following description of our capital stock and certain provisions of our Certificate of Incorporation and Bylaws are summaries and are qualified by reference to the Certificate of Incorporation and the Bylaws. Copies of these documents are filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.
On April 1, 2024, our board of directors adopted resolutions approving, subject to stockholder approval, amendments to our Certificate of Incorporation (i) to increase the authorized number of shares of our common stock from 100,000,000 shares to 500,000,000 shares (the “Share Increase Amendment”); (ii) to authorize 50,000,000 shares of “blank check” preferred stock, issuable in one or more series (the “Preferred Stock Amendment”); (iii) to permit the chairperson of the board of directors, the board of directors, or the chief executive officer of the Company to call a special meeting of our stockholders, with the effect of removing the ability of certain stockholders to call a special meeting (the “Special Meeting Amendment”); (iv) to eliminate or limit the liability of the Company’s officers to the extent permitted under Delaware law; and (v) to add a new provision that, unless the Company selects or consents in writing to the selection of an alternative forum, the sole and exclusive forum for the resolution of any complainant asserting a cause of action arising under the Securities Act shall be the U.S. federal district courts (such amendments, collectively, “Charter Amendment Proposals”). If stockholders approve any of the Charter Amendment Proposals at our Annual Meeting of Stockholders to be held on May 30, 2024 (the “Annual Meeting”), we expect to file a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware setting forth the amendments contemplated by any proposals that are approved by stockholders.
General
Our authorized capital stock currently consists of 100,000,000 shares, all with a par value $0.001 per share, all of which are designated as common stock. As of March 31, 2024, we had 69,440,062 shares of our common stock outstanding, including all shares of our common stock underlying all issued and outstanding CDIs.
On April 1, 2024, our board of directors adopted resolutions approving, subject to stockholder approval, (i) the Share Increase Amendment and (ii) the Preferred Stock Amendment. The Preferred Stock Amendment is conditional on each of (i) the approval and effectiveness of the Share Increase Amendment, (ii) the consummation of a public offering of our common stock and related listing on a national securities exchange in the United States, if any, and (iii) changing our admission category on the ASX to a “Foreign Exempt Listing,” such change to admission category being subject to the listing rules of the ASX that govern the admission, quotation and removal of securities from the ASX official list, as amended from time to time (such conditions, the “Preferred Stock Amendment Conditions”).
If stockholders approve the Share Increase Amendment and Preferred Stock Amendment at the Annual Meeting and subject to the satisfaction of the Preferred Stock Amendment Conditions, our authorized capital stock will consist of 550,000,000 shares, all with a par value of $0.001 per share, of which:
•500,000,000 shares will be designated as common stock; and
•50,000,000 shares will be designated as preferred stock.
Common Stock
Voting Rights. Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, except as otherwise expressly provided in our Certificate of Incorporation or required by applicable law. Holders of our CDIs are entitled to one vote for every three CDIs they hold. Cumulative voting for the election of directors is not provided for in our Certificate of Incorporation, which means that the directors then standing for election can be elected by a plurality of votes of shares of common stock cast at the election.
Dividends and Distributions. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, if approved, or any prior rights that may apply to shares of our common stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine. We do not anticipate paying any cash dividends in the foreseeable future.
Liquidation Rights. Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and, if approved, any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding shares of preferred stock and payment of other claims of creditors.
The rights, preferences, and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future, if approved.
Preemptive or Similar Rights. Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.
Preferred Stock
If stockholders approve the Share Increase Amendment and Preferred Stock Amendment at the Annual Meeting and subject to the satisfaction of the Preferred Stock Amendment Conditions, our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 50,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that these holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action. We have no present plan to issue any shares of preferred stock.
We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. If stockholders approve the Share Increase Amendment and Preferred Stock Amendment at the Annual Meeting and subject to the satisfaction of the Preferred Stock Amendment Conditions, we will file with the SEC the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:
•the title and stated value;
•the number of shares we are offering;
•the liquidation preference per share;
•the purchase price;
•the dividend rate, period and payment date and method of calculation for dividends;
•whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•the procedures for any auction and remarketing, if applicable;
•the provisions for a sinking fund, if applicable;
•the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•any listing of the preferred stock on any securities exchange or market;
•whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
•whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
•voting rights of the preferred stock;
•preemptive rights, if any;
•restrictions on transfer, sale or other assignment;
•whether interests in the preferred stock will be represented by depositary shares;
•a discussion of material United States federal income tax considerations applicable to the preferred stock;
•the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.
CHESS Depositary Interests
Shares of our common stock are traded on the ASX in the form of CDIs, under the ASX trading code “360.” Shares of our common stock are not traded on the ASX because ASX’s electronic settlement system, known as CHESS, cannot be used for the transfer of securities of issuers incorporated in certain countries including the United States. CDIs have been created to facilitate electronic settlement and transfer in Australia for companies in this situation. Legal title to the shares of our common stock underlying the CDIs is held by CDN, an Australian depositary nominee.
CDIs are units of beneficial ownership in shares of our common stock. Each CDI represents a beneficial interest in one-third of a share of our common stock. The CDI holders receive all direct economic and other benefits of shares of our common stock on a 3-for-1 basis. The CDIs may be transmuted into shares of our common stock on a 3-for-1 basis at the election of the CDI holder.
There are a number of differences between holding CDIs and shares of our common stock. The major differences are that:
•CDI holders do not have legal title in the underlying shares of our common stock to which the CDIs relate (the chain of title in the shares underlying the CDIs is summarized above); and
•CDI holders are not able to vote personally as stockholders at a meeting of Life360. Instead, CDI holders are provided with a voting instruction form which will enable them to instruct the depositary nominee in relation to the exercise of voting rights.
Alternatively, CDI holders can transmute their CDIs into shares of our common stock in sufficient time before the relevant meeting, in which case they will be able to vote personally as stockholders of Life360.
Anti-Takeover Provisions
Some provisions of Delaware law, our Certificate of Incorporation, including if further amended by any of the Charter Amendment Proposals, and Bylaws, contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Stockholder Meetings
Our Bylaws provide that a special meeting of stockholders may be called by our board of directors, the chairperson of our board of directors, chief executive officer, president, or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10 percent of the votes at the meeting.
If stockholders approve the Special Meeting Amendment, our Bylaws will be amended to remove the ability of certain stockholders to call a special meeting.
Requirements for Advance Notification of Stockholder Nominations
Our Bylaws establish advance notice procedures with respect to the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. These procedures require all nominations of candidates for election as directors to be received no later than 35 business days prior to the date of the annual meeting. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.
Elimination of Stockholder Action by Written Consent
Our Certificate of Incorporation and Bylaws eliminate the right of stockholders to act by written consent without a meeting, which may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our Bylaws or remove directors without holding a meeting of our stockholders called in accordance with our Bylaws.
Staggered Board
Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.
Removal of Directors; Vacancies
Members of our board of directors may be removed from office for cause by a majority of our stockholders. In addition, the Bylaws provide that any newly created directorship on our board of directors that results from an increase in the number of directors and any vacancy occurring on our board of directors may only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by the stockholders). These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of our board of directors and will promote continuity of management.

Delaware General Corporation Law
We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
•before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (1) persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
In general, Section 203 defines business combination to include the following:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
•the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.
In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
Listing
Our common stock is listed on the ASX under the symbol “360” in the form of CDIs. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on any other securities exchange of the securities covered by the applicable prospectus supplement.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock, including shares underlying all issued and outstanding CDIs, is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, MA 02021, and its telephone number is (866) 595-6048.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that may be offered under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we or selling securityholders may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•the title of the series of debt securities;
•any limit upon the aggregate principal amount that may be issued;
•the maturity date or dates;
•the form of the debt securities of the series;
•the applicability of any guarantees;
•whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal;
•amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;
•the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
•the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
•whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;
•the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities, and the depositary for such global security or securities;
•if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
•if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;
•additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
•any restrictions on transfer, sale or assignment of the debt securities of the series; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.
Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
•if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
•if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
•if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;
•such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
•the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.
These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
•to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”
•to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities;
•to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
•to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
•to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.
In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•extending the fixed maturity of any debt securities of any series;
•reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•provide for payment;
•register the transfer or exchange of debt securities of the series;
•replace stolen, lost or mutilated debt securities of the series;
•pay principal of and premium and interest on any debt securities of the series;
•maintain paying agencies;
•hold monies for payment in trust;
•recover excess money held by the trustee;
•compensate and indemnify the trustee; and
•appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.
We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we or selling securityholders may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:
•the offering price and aggregate number of warrants offered;
•the currency for which the warrants may be purchased;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•the terms of any rights to redeem or call the warrants;
•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•the dates on which the right to exercise the warrants will commence and expire;

•the manner in which the warrant agreements and warrants may be modified;
•a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;
•the terms of the securities issuable upon exercise of the warrants; and
•any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.
Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.
Governing Law
Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.
Special Considerations For Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•how it handles securities payments and notices;
•whether it imposes fees or charges;
•how it would handle a request for the holders’ consent, if ever required;
•whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section titled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations For Global Securities
The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:
•an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;
•an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;
•an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
•an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
•the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;
•we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;
•the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and
•financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.
There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:
•if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;
•if we notify any applicable trustee that we wish to terminate that global security; or
•if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement. If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder pursuant to a registration rights agreement between us and such selling securityholders or otherwise, information about such selling securityholders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION
We or selling securityholders may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We or selling securityholders may sell the securities to or through one or more underwriters or dealers, through agents, or directly to one or more purchasers. We or selling securityholders may distribute securities from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•the name or names of the underwriters, dealers, agents or other purchasers, if any;
•the name or names of the or selling securityholders, if any;
•the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•any options to purchase additional shares or other options under which underwriters may purchase additional securities from us or selling securityholders;
•any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•any public offering price;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or selling securityholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We or selling securityholders may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We or selling securityholders may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we or selling securityholders will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We or selling securityholders may authorize agents, dealers or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We or selling securityholders may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.
All securities we may offer, other than our CDIs that trade on the ASX, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may be granted an option to purchase additional shares, and engage in stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act and subject to any applicable requirements of the Australian Corporations Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids are the lower of the National Best Bid and the lowest price payable by institutions under the offer. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters, dealers or agents that are qualified market makers on the applicable stock exchange may engage in passive market making transactions in the common stock on such stock exchange in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS
Cooley LLP will pass upon the validity of the securities offered by this prospectus, and any supplement thereto, unless otherwise indicated in the applicable prospectus supplement. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of Life360, Inc. as of December 31, 2023, and for the year in the period ended December 31, 2023, incorporated by reference in this Prospectus, and the effectiveness of Life360, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements as of December 31, 2022 and 2021 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.C.), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. The ASX maintains a website that contains documents required under Australian securities laws and other information regarding our filings at www.asx.com.au.
We are subject to the information reporting requirements of the Exchange Act and we file reports, proxy statements, and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the website of the SEC referred to above. We also maintain a website at www.life360.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 000-56424):
•our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024 (the “2023 Form 10-K”);
•the information specifically incorporated by reference into our 2023 Form 10-K from our definitive proxy statement relating to our 2024 annual meeting of stockholders, filed with the SEC on April 16, 2024; and
•the description of our common stock set forth in Item 11 to our Amendment No. 2 to Registration Statement on Form 10, filed with the Commission on July 5, 2022 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 of the 2023 Form 10-K.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements. We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:
Life360, Inc.
1900 South Norfolk Street, Suite 310
San Mateo, California
(415) 484-5244
Attention: Secretary

5,750,000 Shares
Life360, Inc.
Common Stock

Goldman Sachs & Co. LLC	Evercore ISI	UBS Investment Bank

Stifel

Canaccord Genuity	Citizens JMP	Loop Capital Markets

          , 2024.